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                                                                     Exhibit 2.1














                             DISTRIBUTION AGREEMENT

                                  BY AND AMONG

                       PATRIOT AMERICAN HOSPITALITY, INC.,

                          WYNDHAM INTERNATIONAL, INC.,

                             INTERSTATE HOTELS, LLC

                                       AND

                          INTERSTATE HOTELS CORPORATION

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                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
Section 1.        DEFINITIONS..............................................................2
         Section 1.1       General.........................................................2

Section 2         REORGANIZATION AND RELATED TRANSACTIONS..................................6
         Section 2.1       The Reorganization..............................................6
         Section 2.2       Consideration...................................................7
         Section 2.3       Representations and Warranties..................................8

Section 3         ASSUMPTION AND RETENTION OF LIABILITIES..................................9
         Section 3.1       Assumed Liabilities.............................................9
         Section 3.2       Retained Liabilities............................................9

Section 4         THE DISTRIBUTION.........................................................9
         Section 4.1       The Distribution................................................9
         Section 4.2       Fractional Shares..............................................10
         Section 4.3       Patriot/Wyndham Board Action...................................10

Section 5         SURVIVAL, INDEMNIFICATION, CLAIMS, AND OTHER
                                    MATTERS...............................................10
         Section 5.1       Survival of Agreements.........................................10
         Section 5.2       Indemnification................................................10
         Section 5.3       Procedure for Indemnification of Third-Party Claims............13
         Section 5.4       Other Claims...................................................15
         Section 5.5       Certain Losses.................................................15
         Section 5.6       No Third Party Beneficiaries...................................15
         Section 5.7       Named Parties..................................................16

Section 6         CERTAIN ADDITIONAL MATTERS..............................................16
         Section 6.1       Conveyancing and Assumption Instruments........................16
         Section 6.2       No Representations or Warranties...............................16
         Section 6.3       Further Assurances; Subsequent Transfers.......................16
         Section 6.4       Interstate Officers and Directors..............................18
         Section 6.5       Related Agreements.............................................18
         Section 6.6       Joint Purchasing Arrangements..................................18
         Section 6.7       St. Louis Marriott West........................................19
         Section 6.8       Divestiture Payments...........................................19
         Section 6.9       Settlement Agreement Provisions................................19
         Section 6.10      Limitation on Claims...........................................19
         Section 6.11      The Charles....................................................20
         Section 6.12      Holiday Inns...................................................20


                                       (i)

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
Section 7         ACCESS TO INFORMATION AND SERVICES......................................21
         Section 7.1       Provision of Corporate Records.................................21
         Section 7.2       Access to Information..........................................21
         Section 7.3       Production of Witnesses and Individuals........................21
         Section 7.4       Retention of Records...........................................21
         Section 7.5       Confidentiality................................................22
         Section 7.6       Privileged Matters.............................................23
         Section 7.7       Mail and Other Communications..................................24
         Section 7.8       Order of Precedence............................................24

Section 8         EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS.................................24
         Section 8.1       Employee and Plan Transfers....................................24
         Section 8.2       Limitation on Enforcement......................................24

Section 9         INSURANCE...............................................................24
         Section 9.1       General........................................................24

Section 10        DISPUTE RESOLUTION......................................................25
         Section 10.1      Binding Arbitration............................................25
         Section 10.2      Arbitration....................................................25
         Section 10.3      Treatment of Negotiation.......................................26
         Section 10.4      Equitable Relief...............................................26
         Section 10.5      Consolidation..................................................26

Section 11        TAX MATTERS.............................................................26
         Section 11.1   Preparation of Tax Returns........................................26
         Section 11.2      Responsibility for Taxes.......................................27
         Section 11.3      Credits; Refunds...............................................28
         Section 11.4      Carrybacks.....................................................28
         Section 11.5      Payments.......................................................28
         Section 11.6      Tax Contests...................................................28
         Section 11.7      Cooperation....................................................29
         Section 11.8      Tax Records....................................................29
         Section 11.9      Interstate Hotels, LLC.........................................30

Section 12        MISCELLANEOUS...........................................................31
         Section 12.1      Amendment and Waiver...........................................31
         Section 12.2      Expenses.......................................................31
         Section 12.3      Notices........................................................31
         Section 12.4      Termination....................................................32
         Section 12.5      Successors and Assigns.........................................32
         Section 12.6      Entire Agreement: Parties in Interest..........................32
         Section 12.7      Severability...................................................33
         Section 12.8      Captions.......................................................33
         Section 12.9      Annexes, Etc...................................................33
         Section 12.10     Governing Law..................................................33
         Section 12.11     Counterparts...................................................33


                                      (ii)

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                             DISTRIBUTION AGREEMENT

         This DISTRIBUTION AGREEMENT ("Agreement") is dated as of June 18, 1999, by and among Patriot American Hospitality, Inc., a Delaware corporation ("Patriot"), Wyndham International, Inc., a Delaware corporation ("Wyndham" and, together with Patriot, "Patriot/Wyndham"), Interstate Hotels, LLC, a Delaware limited liability company (the "LLC") and Interstate Hotels Corporation, a Maryland corporation ("Interstate"). The parties hereto are more particularly defined below.

         WHEREAS, Patriot/Wyndham and Interstate Hotels Company ("Old Interstate") entered into an Agreement and Plan of Merger dated as of December 2, 1997 pursuant to which Old Interstate agreed to merge with and into Patriot (the "Merger");

         WHEREAS, prior to the closing of the Merger, Marriott International, Inc. ("Marriott") sued Old Interstate in the United States District Court for the District of Maryland seeking to block the Merger, and the Merger was temporarily enjoined in April 1998 pending a trial on the merits of Marriott's claims;

         WHEREAS, Patriot/Wyndham, Old Interstate and Marriott entered into a settlement agreement originally dated May 27, 1998 (as amended to date, the "Settlement Agreement"), permitting the Merger to close on June 2, 1998;

         WHEREAS, the Settlement Agreement requires Patriot/Wyndham to (i) transfer or cause the transfer of certain assets and liabilities to Interstate or the LLC, which assets and liabilities consist principally of the third-party hotel management business and certain ancillary operations which Patriot/Wyndham acquired from Old Interstate in the Merger and (ii) distribute all of the outstanding shares of common stock of Interstate (other than shares owned by Patriot/Wyndham and/or its Affiliates and shares to be purchased by Marriott and/or its Affiliates) to the holders of certain securities of Patriot and Wyndham (the "Distribution"); and

         WHEREAS, Patriot and Wyndham have transferred or caused to be transferred prior to the date hereof a portion of the assets and liabilities required to be transferred to Interstate or the LLC pursuant to the Settlement Agreement; and

         WHEREAS, Patriot and Wyndham intend to transfer or cause to be transferred on the date hereof the remaining assets and liabilities required to be transferred to Interstate or the LLC pursuant to the Settlement Agreement via the transactions (the "Restructuring Transactions") set forth on Annex I hereto.

         NOW, THEREFORE, in consideration of the foregoing and the other agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


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         Section 1.        DEFINITIONS.

         Section 1.1 General. As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         Action: any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

         Affiliate: with respect to any specified person or entity, a person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person or entity; provided, however, that, for purposes of this Agreement, (i) Patriot/Wyndham and Interstate shall not be deemed to be Affiliates of each other and (ii) Patriot and Wyndham shall be deemed to be Affiliates of each other.

         Affiliated Group: an affiliated group of corporations within the meaning of Code section 1504(a) for the taxable period in question.

         Agent: American Stock Transfer & Trust Company, the distribution agent appointed by Patriot/Wyndham to distribute shares of Interstate Common Stock pursuant to the Distribution.

         Assumed Liabilities: collectively, all of the Liabilities and other obligations of Patriot/Wyndham listed on Annex II hereto.

         Books and Records: the books and records of Patriot/Wyndham (or true and complete copies thereof), including all computerized books and records owned by Patriot/Wyndham, which relate principally to the Interstate Business.

         Code: the Internal Revenue Code of 1986, as amended.

         Contributed Assets: collectively, all of the assets and properties of Patriot/Wyndham identified on Annex III hereto. Certain of the Contributed Assets will, pursuant to the Restructuring Transactions, be transferred or assigned to Interstate and then transferred or assigned by Interstate to the LLC, and certain of the Contributed Assets will be transferred or assigned directly to the LLC. Notwithstanding the fact that such assets are ultimately transferred to the LLC (in which Patriot/Wyndham or an Affiliate of Patriot/Wyndham may own an equity interest) or any other Affiliate of Interstate, such assets shall be deemed Contributed Assets for all purposes of this Agreement.


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         Conveyancing and Assumption Instruments: collectively, the various agreements, instruments and other documents to be entered into in order to effect the transfer to Interstate of the Contributed Assets, and the assumption by Interstate or the LLC of the Assumed Liabilities, in the manner contemplated by this Agreement and the Restructuring Memorandum attached as Annex I hereto.

         Disclosing party: shall have the meaning set forth in Section 7.5.2 hereof.

         Dispute: shall have the meaning set forth in Section 10.1 hereof.

         Distribution: the distribution of 92% of the outstanding common stock of Interstate to the holders of Patriot Securities, in accordance with the provisions of Section 4.1 hereof, which shall be effective on the Distribution Date.

         Distribution Date: the date as of which the Distribution shall be effected as determined by Patriot's and Wyndham's respective Boards of Directors.

         Distribution Transactions: shall have the meaning set forth in Section
4.1.1 hereof.

         Form S-1: the Registration Statement on Form S-1 filed by Interstate with the Securities and Exchange Commission to effect the registration of the distribution of the Interstate Common Stock pursuant to the Securities Act, as the same may be in effect as of the Distribution Date.

         Indemnifiable Losses: with respect to any claim by an Indemnified Party for indemnification authorized pursuant to Section 5 hereof, any and all losses, liabilities, claims, damages, obligations, payments, costs and expenses (including without limitation the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and disbursements in connection therewith) suffered by such Indemnified Party with respect to such claim.

         Indemnified Party: any person or entity who is entitled to receive payment from an Indemnifying Party pursuant to Section 5 hereof.

         Indemnifying Party: any party who is required to pay any other person or entity pursuant to Section 5 hereof.

         Indemnity Payment: the amount an Indemnifying Party is required to pay an Indemnified Party pursuant to Section 5 hereof.

         Information: shall have the meaning set forth in Section 7.2 hereof.

         Information Statement/Prospectus: the Information Statement/Prospectus to be sent to the holders of Patriot Securities in connection with the Distribution.


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         Insurance Proceeds: those monies received by an insured from an insurance carrier or paid by an insurance carrier on behalf of the insured.


         Interstate: means Interstate and each of its subsidiaries (immediately following the Distribution, including the LLC), excluding for all purposes of this Agreement the Patriot Excluded Knowledge Parties.

         Interstate Business: means the business currently conducted by the entities listed on Annex IV-A hereto, including without limitation, management of the hotels listed on Annex IV-B hereto pursuant to the existing management contracts, subject to the addition and subtraction of management contracts since March 12, 1999.

         Interstate Group: for each taxable period beginning on or after the Distribution Date, the Affiliated Group of which Interstate is the common parent, or if Interstate is not the common parent of an Affiliated Group, then Interstate, in each case together with each foreign subsidiary or partnership owned directly or indirectly by any such member during such period.

         Interstate Common Stock: the common stock of Interstate, par value $.01 per share.

         Interstate Excluded Knowledge Parties: means Interstate, each subsidiary of Interstate (immediately following the Distribution, including the LLC), and each employee and officer of Interstate and of each such subsidiary immediately following the Distribution (notwithstanding that any such employee or officer may have been an employee or officer of Patriot or Wyndham prior to the Distribution).

         Interstate Party: shall have the meaning set forth in Section 5.5 hereof.

         Interstate's Knowledge: means the knowledge of Interstate, excluding for all purposes the Patriot Excluded Knowledge Parties.

         IRS: the United States Internal Revenue Service or any successor thereto, including, but not limited to, its agents, representatives and attorneys.

         Liabilities: any and all debts, liabilities and obligations, whether or not accrued, contingent (known or unknown) or reflected on a balance sheet, including without limitation those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         Merger: shall have the meaning set forth in the first WHEREAS clause hereof.


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         Patriot Excluded Knowledge Parties: means Patriot and Wyndham, each subsidiary of Patriot and Wyndham (immediately following the Distribution), and each employee and officer of Patriot and Wyndham and of each such subsidiary immediately following the Distribution.

         Patriot Securities: means, collectively, Patriot/Wyndham Common Stock, Patriot Series A Preferred Stock, Wyndham Series A and Series B Preferred Stock, Patriot American Hospitality Partnership, L.P. common and preferred limited partnership units and Wyndham International Operating Partnership, L.P. common and preferred limited partnership units (counting, for purposes of this definition, paired securities as one security).

         Patriot's Knowledge: means the knowledge of Patriot/Wyndham, excluding for all purposes the Interstate Excluded Knowledge Parties.

         Patriot/Wyndham: means Patriot and Wyndham and each of their respective subsidiaries (immediately following the Distribution).

         Patriot/Wyndham Common Stock: the common stock of Patriot, par value $.01 per share, and the common stock of Wyndham, par value $.01 per share, shares of which are paired and trade together as a single unit.

         Patriot/Wyndham Group: with respect to any taxable period, the corporations that were members of any Affiliated Group of which Patriot, Wyndham or any of their Affiliates was a member during such period, exclusive of the corporations that are included in the Interstate Group immediately after the Distribution Date, together with each foreign subsidiary or partnership owned directly or indirectly by any such member during such period, other than LLC and its subsidiaries and partnerships.

         Patriot/Wyndham Insurance Policies: all policies and contracts of any kind pursuant to which insurance carriers provide insurance coverage to Patriot/Wyndham in respect of claims or occurrences relating to, without limitation, property damage, business interruption, transit, extended coverage, fiduciary liability, employee crime, general liability, products liability, errors and omissions, automobile liability, employer's liability and workers' compensation.

         Patriot/Wyndham Obligations: shall have the meaning set forth in
Section 5.2.1 hereof.

         Patriot/Wyndham Party: shall have the meaning set forth in Section 5.5 hereof.

         Privilege: shall have the meaning set forth in Section 7.6.1 hereof.

         Privileged Information: shall have the meaning set forth in Section
7.6.1 hereof.

         Property Taxes: shall have the meaning set forth in Section 11.2.3 hereof.

         Receiving party: shall have the meaning set forth in Section 7.5.2 hereof.


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         Record Date: the date determined by Patriot/Wyndham's Board of
Directors as the record date for the Distribution.

         Related Agreements: the Conveyancing and Assumption Instruments and the Escrow Agreements.

         Restructuring Transactions: those transactions effected in order to transfer the Contributed Assets to Interstate or the LLC, as set forth on the Restructuring Memorandum attached as Annex I hereto.

         Retained Liabilities: collectively, all of the Liabilities and obligations of Patriot/Wyndham listed on Annex V hereto.

         Securities Act: the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         Sprint Contract: shall have the meaning set forth in Section 6.6 hereof.

         Straddle Period: shall have the meaning set forth in Section 11.1 hereof.

         Taxes: all Federal, state, local and foreign taxes, tariffs and charges of any nature whatsoever (including all related interest and penalties).

         Tax Returns: all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to the foregoing, filed or required to be filed with any governmental authority in connection with the determination, assessment, collection or administration of Taxes.

         Third-Party Claims. shall have the meaning set forth in Section 5.3.1 hereof.

         Transaction Taxes: all Taxes (including without limitation all transfer taxes and recording fees, and all interest and penalties related thereto), incurred by any member of the Patriot/Wyndham Group or the Interstate Group incurred as a result of the consummation of the Restructuring Transactions.

         Section 2         REORGANIZATION AND RELATED TRANSACTIONS.

         Section 2.1       The Reorganization.

         Section 2.1.1 Subject to the terms and conditions of this Agreement, Patriot, Wyndham, Interstate and the LLC shall use their respective best efforts to cause, on or before the Distribution Date, (a) all of Patriot's and Wyndham's right, title and interest in and to the Contributed Assets to be conveyed, assigned, transferred and delivered to Interstate or the



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LLC, and (b) all of Patriot's and Wyndham's duties, obligations and responsibilities under the Assumed Liabilities to be assumed by Interstate or the LLC.

         Section 2.1.2 Subject to Section 6.3 hereof, to the extent that any such conveyances, assignments, transfers, deliveries and other transactions shall not have been so consummated on or before the Distribution Date, Patriot, Wyndham, Interstate and the LLC shall cooperate to effect such consummation as promptly thereafter as shall be practicable, it nonetheless being understood and agreed by Patriot, Wyndham, Interstate and the LLC that no such party shall be liable in any manner to any person who is not a party to this Agreement for any failure of any of the transfers contemplated by this Section 2 to be consummated before, on or after the Distribution Date, other than any liability Patriot may have to Marriott under the Settlement Agreement.

         Section 2.l.3 In furtherance of the transfers and assumptions contemplated by the foregoing Section 2.1.1 and subject to the terms of Section 5 hereof, Patriot/Wyndham and Interstate, as between the two of them, acknowledge and agree as follows: (a) Patriot/Wyndham and its Affiliates shall have no obligation or liability of any kind to Interstate or its Affiliates for any condition existing at or prior to the Distribution Date or for any conduct, act or omission by or on behalf of Patriot/Wyndham, its Affiliates or any other person on, or at any time prior to, the Distribution Date, and Interstate and its Affiliates shall have no claims, or right to bring a claim or Action, against Patriot/Wyndham or its Affiliates with respect thereto, including without limitation any claim or Action arising out of (i) the operation of the Interstate Business on or before the Distribution Date, (ii) any advice, rights, products or services made available to the Interstate Business, on or before the Distribution Date, by Patriot/Wyndham, its Affiliates or any other person, (iii) the Assumed Liabilities or (iv) the formation of Interstate and its Affiliates; except for, and to the extent of, any responsibilities specifically retained by Patriot/Wyndham or any of its Affiliates pursuant to the terms of this Agreement or any of the Related Agreements; and (b) Interstate and its Affiliates shall have no obligation or liability of any kind to Patriot/Wyndham or its Affiliates for any condition existing at or prior to the Distribution Date or for any conduct, act or omission by or on behalf of Interstate, its Affiliates or any other person on, or at any time prior to, the Distribution Date, and Patriot/Wyndham and its Affiliates shall have no claims, or right to bring a claim or Action, against Interstate or its Affiliates with respect thereto, including without limitation any claim or Action arising out of the Retained Liabilities; except for, and to the extent of, any responsibilities specifically assumed by Interstate or any of its Affiliates pursuant to the terms of this Agreement or any of the Related Agreements.

         Section 2.2 Consideration. In consideration of the conveyance, assignment, transfer and delivery of the Contributed Assets being made pursuant to Section 2.1 hereof, Interstate and the LLC agree to assume the Assumed Liabilities and to issue and Interstate agrees to deliver to the Agent for delivery to holders of Patriot Securities as of the Record Date certificates representing the number of shares of Interstate Common Stock provided for in
Section 4.1 hereof.


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         Section 2.3       Representations and Warranties.

         Section 2.3.1 Patriot/Wyndham represents and warrants that, to Patriot's Knowledge, assuming that all of the conveyances, assignments, transfers, assumptions, deliveries and other transactions contemplated by this Agreement are successfully consummated, the assets and liabilities of Interstate and its subsidiaries will be as described in the financial statements (including the pro forma financial data) included in the Form S-1 in all material respects.

         Section 2.3.2 Patriot/Wyndham represents and warrants that, to Patriot's Knowledge, assuming that all of the conveyances, assignments, transfers, assumptions, deliveries and other transactions contemplated by this Agreement are successfully consummated, the description of the Interstate Business set forth under "BUSINESS--General," "--Operations," "--Hotel Portfolio," "--Facilities" and "--Intellectual Property" in the Form S-1 will be true and correct in all material respects.

         Section 2.3.3 Interstate represents and warrants that, to Interstate's Knowledge, assuming that all of the conveyances, assignments, transfers, assumptions, deliveries and other transactions contemplated by this Agreement are successfully consummated, the assets and liabilities of Interstate and its subsidiaries will be as described in the financial statements (including the pro forma financial data) included in the Form S-1 in all material respects.

         Section 2.3.4 Interstate represents and warrants that, to Interstate's Knowledge, assuming that all of the conveyances, assignments, transfers, assumptions, deliveries and other transactions contemplated by this Agreement are successfully consummated, the description of the Interstate Business set forth under "BUSINESS--General," "--Operations," "--Hotel Portfolio," "--Facilities" and "--Intellectual Property" in the Form S-1 will be true and correct in all material respects.

         Section 2.3.5 To Patriot's Knowledge, the Contributed Assets are not subject to any liens, pledges, mortgages, security interests, charges or other encumbrances at the time of the Distribution, except as disclosed in the Form S-1, including without limitation, explicit or implicit disclosure in the financial statements contained in the Form S-1. Patriot/Wyndham has the right, power and authority to take all actions to be taken by it as contemplated by this Agreement. Patriot/Wyndham has, and will continue to have at the Distribution Date, good and marketable title to the Contributed Assets. Subject to Sections 2.1.2 and 6.3 hereof, on and after the Distribution Date, Interstate or the LLC, as applicable, will own all of Patriot/Wyndham's right, title and interest in and to the Contributed Assets. Notwithstanding the foregoing, Patriot/Wyndham makes no representation or warranty with respect to ownership of or title to any real property.

         Section 2.3.6 To Patriot's Knowledge, since the date of the Merger there have been no material amendments to or modifications of any management or franchise agreements relating to the Interstate Business of which Interstate is or was not aware.


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         Section 3         ASSUMPTION AND RETENTION OF LIABILITIES.

         Section 3.1 Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement and in addition to any other Liabilities expressly assumed by Interstate pursuant to this Agreement, the Related Agreements or any other agreement contemplated by this Agreement, Interstate and the LLC hereby agree with Patriot/Wyndham to assume, pay, perform and discharge in due course any and all Assumed Liabilities.

         Section 3.2 Retained Liabilities. Upon the terms and subject to the conditions set forth in this Agreement and in addition to any other Liabilities otherwise expressly retained by Patriot/Wyndham pursuant to this Agreement, the Related Agreements or any other agreement contemplated by this Agreement, Patriot/Wyndham hereby agrees with Interstate and the LLC that Patriot/Wyndham shall pay, perform and discharge in due course any and all Retained Liabilities.

         Section 4         THE DISTRIBUTION.


         Section 4.1       The Distribution.


         Section 4.1.1 On the Distribution Date, the transactions set forth on
Schedule 4.1.1 hereto (the "Distribution Transactions") shall be effected.

         Section 4.1.2 On the Distribution Date, Patriot/Wyndham shall deliver to the Agent the certificates for 10,000 shares of existing common stock of Interstate which are owned by Patriot/Wyndham prior to the Distribution Date. Upon receipt from Patriot/Wyndham or its transfer agent of a certificate as to the number of Patriot Securities outstanding on the Record Date, Interstate shall deliver to the Agent, for the benefit of holders of record of Patriot Securities on the Record Date, a stock certificate representing, in the aggregate (and rounded down to the nearest whole share), a number of shares representing one share of Interstate Common Stock for every 30 Patriot Securities outstanding on the Record Date, and shall instruct the Agent to distribute as promptly as practicable following the Distribution Date to holders of record of Patriot Securities on the Record Date, in accordance with the Distribution Transactions set forth on Schedule 4.1.1, one share of Interstate Common Stock for every 30 Patriot Securities and cash in lieu of fractional shares of Interstate Common Stock in the manner provided in Section 4.2 hereof. Notwithstanding that shares of Interstate Common Stock will be delivered by the Agent directly to holders of Patriot Securities for convenience only to facilitate the Distribution Transactions, such shares shall be deemed for all purposes of this Agreement and otherwise to have been purchased, contributed and/or distributed in accordance with the Distribution Transactions set forth on
Schedule 4.1.1, and Interstate and LLC agree to cooperate with Patriot/Wyndham to execute any documentation requested by Patriot/Wyndham in furtherance of this intention. Interstate agrees to provide to the Agent sufficient certificates in such denominations as the Agent may request in order to effect the Distribution. All of the shares of Interstate Common Stock issued in the Distribution shall be fully paid, nonassessable and free of preemptive rights.



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         Section 4.2 Fractional Shares. No certificate or scrip representing fractional shares of Interstate Common Stock shall be issued as part of the Distribution and, in lieu of receiving fractional shares, each holder of Patriot Securities who would otherwise be entitled to receive a fractional share of Interstate Common Stock pursuant to the Distribution will receive an amount in cash (without interest), rounded to the nearest cent, determined by multiplying $6.00 by the fraction of a share of Interstate Common Stock to which such holder would otherwise be entitled.

         Section 4.3       Patriot/Wyndham Board Action.

         Section 4.3.1 This Agreement and the Related Agreements have been approved by the Boards of Directors of Patriot and Wyndham and the consummation of the transactions provided for herein or therein shall only be effected after the Distribution has been declared by the Boards of Directors of Patriot and Wyndham and the satisfaction of any other conditions as determined by the Boards of Directors of Patriot and Wyndham.

         Section 4.3.2 The Boards of Directors of Patriot and Wyndham, in their sole discretion, shall establish the Record Date and the Distribution Date and all appropriate procedures to be followed by holders of Patriot Securities in connection with the Distribution.

         Section 5         SURVIVAL, INDEMNIFICATION, CLAIMS, AND OTHER
                           MATTERS.

         Section 5.1       Survival of Agreements.

         Section 5.1.1 All covenants and agreements of the parties in this Agreement shall survive the Distribution Date.

         Section 5.1.2 Except as specifically provided herein, the provisions of this Section 5 shall terminate and be of no further force and effect on the tenth anniversary of the Distribution Date. Such termination shall in no way limit the obligations of Interstate with respect to the Assumed Liabilities or the obligations of Patriot/Wyndham with respect to the Retained Liabilities and the indemnification rights under this Agreement pertaining to the Assumed Liabilities and the Retained Liabilities, which shall survive indefinitely.

         Section 5.2       Indemnification.

         Section 5.2.1 Patriot/Wyndham shall indemnify, defend and hold harmless Interstate, each of its directors, officers, employees and agents and each Affiliate of Interstate from and against any and all Indemnifiable Losses of Interstate or any of its Affiliates arising out of or due to, directly or indirectly, (a) Third-Party Claims in connection with any of the Retained Liabilities, (b) Third-Party Claims which assert that the information included in the Information Statement/Prospectus or the Form S-1 under the captions set forth on Schedule 5.2.1(a) hereto is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (c) Third-Party Claims which assert that Patriot/Wyndham or its Affiliates failed to perform, or violated, any provision of this Agreement which is to be performed or complied with by Patriot/Wyndham or its Affiliates, (d) breaches of this Agreement by Patriot/Wyndham or its Affiliates, (e) the obligations (the "Patriot/Wyndham Obligations") set forth on Schedule 5.2.1(b) hereto (but only up to the maximum amounts specified on said Schedule 5.2.1(b)),
(f) any payments the LLC is obligated to make under that certain letter agreement, dated January 1, 1999, from the LLC (and consented to by IHC Realty Corporation) addressed to Connecticut General Life Insurance Company regarding Interstone/CGL (WC) Partners L.P., for so long as the Warner Center Marriott is the subject of a lease to an Affiliate of Patriot or (g) Third-Party Claims in connection with the utilization of liquor licenses issued to Interstate or an Affiliate of Interstate (and the related operation of the bars, lounges and liquor facilities subject to such liquor licenses) for the benefit of hotels owned by Patriot/Wyndham and not managed by Interstate, which claims arise during the period prior to the applicable liquor license being transferred or assigned to Patriot/Wyndham or an Affiliate of Patriot/Wyndham.

         Section 5.2.2 Interstate shall indemnify, defend and hold harmless Patriot/Wyndham, each of its directors, officers, employees and agents and each Affiliate of Patriot/Wyndham from and against any and all Indemnifiable Losses of Patriot/Wyndham or any of its Affiliates arising out of or due to, directly or indirectly, (a) Third-Party Claims in connection with any of the Assumed Liabilities, (b) Third-Party Claims which assert that the information included in the Information Statement/Prospectus or the Form S-1 under the captions set forth on Schedule 5.2.2 hereto is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (c) Third-Party Claims which assert that Interstate or its Affiliates failed to perform, or violated, any provision of this Agreement which is to be performed or complied with by Interstate or its Affiliates, (d) breaches of this Agreement by Interstate or its Affiliates, (e) Third-Party Claims in connection with the utilization of liquor licenses issued to Patriot/Wyndham or an Affiliate of Patriot/Wyndham (and the related operation of the bars, lounges and liquor facilities subject to such liquor licenses) for the benefit of Interstate and the Interstate Business for the period from the Distribution Date until the applicable liquor license is transferred or assigned to Interstate or an Affiliate of Interstate or (f) the guaranty by Wyndham of Interstate's obligations set forth in three Franchise Agreements with Holiday Inns (the "Holiday Inns Hotels").

         Section 5.2.3 Amounts required to be paid pursuant to this Section 5 are hereinafter collectively called "Indemnity Payments" and are individually called an "Indemnity Payment." The amount which any party (an "Indemnifying Party") is required to pay to any other party (an "Indemnified Party") pursuant to Section 5.2.1 or Section 5.2.2 shall be reduced (including retroactively) by any Insurance Proceeds or other amounts actually recovered by such Indemnified Party in reduction of the related Indemnifiable Loss. If an Indemnified Party shall have received an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds or other amounts (such as judgment or settlement amounts) in respect of such Indemnifiable Loss, then such Indemnified Party shall pay to such Indemnifying Party a sum equal to the lesser of the amount of such Insurance Proceeds or other amounts actually received or the net amount of Indemnity Payments actually received previously. The Indemnified Party agrees that the Indemnifying Party shall be subrogated to such Indemnified Party under any insurance policy. In addition, any amount required to be paid by an Indemnifying Party to an Indemnified Party pursuant to Section
5.2.1 or 5.2.2 of this Agreement shall be net of any actual Tax benefit realized by the Indemnified Party or its Affiliates as a result of incurring an Indemnifiable Loss, calculated using the actual statutory rate (or rates, in the case of an item that affects more than one Tax) applicable to the recipient of such payment for the relevant year in which the Tax benefit is realized. In lieu of providing any confidential information necessary for the determination of the "actual Tax benefit" resulting from the payment of any amount under this Agreement or any Indemnifiable Loss, Patriot/Wyndham or Interstate, as the case may be, may provide to the other party a certification of such amount from a nationally recognized independent certified public accountant, reasonably acceptable to such other party, which certification shall explain in reasonable detail the method for determining such amount.

         Section 5.2.4 The parties acknowledge that the Restructuring Transactions have been structured such that the Contributed Assets are contributed to the LLC in a manner, and by the appropriate entities, so that following the Restructuring Transactions Patriot/Wyndham or an Affiliate of Patriot Wyndham will own a 55% economic interest in the LLC and Interstate will own a 45% economic interest in the LLC. The parties agree that, in the event that an Indemnity Payment must be made to LLC pursuant to this Section 5.2, such Indemnity Payment will be made on behalf of Patriot/Wyndham, on the one hand, or Interstate, on the other hand, by the entity that contributed the asset (or retained the liability) that gave rise to the obligation to make the Indemnity Payment (as set forth on the Restructuring Memorandum), so that following the making of any such Indemnity Payment, the respective ownership percentages in the LLC will remain as they were prior to the making of such Indemnity Payment, and Interstate and LLC will cooperate with Patriot/Wyndham to execute any documentation necessary to effect the foregoing.

         Section 5.2.5 PATRIOT/WYNDHAM'S AND INTERSTATE'S RESPECTIVE OBLIGATIONS PURSUANT TO SECTION 5.2.1(d) AND SECTION 5.2.2(d) SHALL BE LIMITED TO DIRECT AND ACTUAL DAMAGES, TO THE EXCLUSION OF INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES. THIS SECTION 5.2.5 SHALL NOT APPLY TO (a) ANY FAILURE BY INTERSTATE OR ITS AFFILIATES TO ASSUME, PAY, PERFORM OR DISCHARGE ANY AND ALL ASSUMED LIABILITIES OR (b) ANY FAILURE BY PATRIOT/WYNDHAM OR ITS AFFILIATES TO PAY, PERFORM OR DISCHARGE ANY AND ALL RETAINED LIABILITIES OR (c) ANY BREACH BY PATRIOT/WYNDHAM OR INTERSTATE OF THEIR RESPECTIVE INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING THE INDEMNITY OBLIGATIONS SET FORTH IN THIS SECTION 5.

         Section 5.2.6 Indemnification obligations contained elsewhere in this Agreement shall be subject to the provisions of this Section 5.

         Section 5.3       Procedure for Indemnification of Third-Party Claims.

         Section 5.3.1 If any party shall receive notice of any claim or Action brought, asserted, commenced or pursued by any person or entity not a party to this Agreement (herein referred to as a "Third Party Claim"), with respect to which any other party is or may be obligated to make an Indemnity Payment, it shall give such other party prompt written notice thereof (including any pleadings relating thereto) after becoming aware of such Third Party Claim, specifying in reasonable detail the nature of the Third Party Claim and the amount or estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim); provided, however, that the failure of a party to give notice as provided in this Section 5.3.1 shall not relieve any other party of its indemnification obligations under this
Section 5, except to the extent that such other party is actually prejudiced by such failure to give notice.

         Section 5.3.2 The Indemnifying Party may elect to defend or seek to settle or compromise any Third Party claim as to which a claim for indemnification hereunder has been asserted, at the Indemnifying Party's own expense and by counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party, by so notifying the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the Third Party Claim in accordance with Section 5.3.1 hereof (or such earlier time as may be necessary for the Indemnified Party to submit a responsive pleading required in connection with the Third Party Claim). Unless the Indemnifying Party fails to assume the defense or to seek to settle or compromise the Third Party Claim in a timely manner, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense, settlement or compromise of the Third Party Claim; provided, however, that if, in the reasonable judgment of the Indemnified Party based on the advice of counsel, a conflict of interest between the Indemnified Party and the Indemnifying Party exists with respect to the Third Party Claim, then the Indemnified Party shall have the right to employ one counsel selected by it and reasonably acceptable to the Indemnifying Party and, in that event, the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party. Once the Indemnifying Party has assumed the defense of any Third Party Claim, it must actively and diligently defend or seek to settle or compromise the Third Party Claim until conclusion of the matter, unless the Indemnified Party agrees to the Indemnifying Party's withdrawal.

         Section 5.3.3 If the Indemnifying Party responds to a notice of Third Party Claim by denying its obligation to indemnify the person or entity claiming a right of defense and indemnification under this Agreement, or if the Indemnifying Party fails to defend or seek to settle or compromise such Third Party Claim in a timely manner, the Indemnified Party shall be entitled to defend or seek to settle or compromise such Third Party Claim by counsel selected by it. In addition, if it is later determined, through procedures referenced in Section

10 of this Agreement, or by agreement of the parties, that the Indemnifying Party wrongly denied its indemnification obligation with respect to, or failed to timely defend or seek to settle or compromise, such claim, then the Indemnifying Party shall (a) reimburse the Indemnified Party for all costs and expenses (other than salaries of officers and employees) reasonably incurred by the Indemnified Party in connection with its defense, settlement or compromise of the Third Party Claim and (b) be estopped from challenging a judgment, order, settlement or compromise resolving the Third Party Claim entered into in good faith by the Indemnified Party (if such claim has been resolved prior to the conclusion of the proceeding between the Indemnified Party and the Indemnifying Party). The Indemnifying Party, after initially rejecting a claim for defense or indemnification by the Indemnified Party, may, at any time prior to the resolution of the Third Party Claim, assume the defense of or seek to settle or compromise said claim provided that (i) the Indemnifying Party reimburses the Indemnified Party for all costs and expenses (other than salaries of officers and employees) reasonably incurred by the Indemnified Party in connection with the defense of such claim (including costs incurred in the transition of the defense from the Indemnified Party to the Indemnifying Party) and (ii) the assumption of the defense of the Third Party Claim will not prejudice or cause harm to the Indemnified Party.

         Section 5.3.4 With respect to any Third Party Claim relating to any matter subject to a claim for indemnification hereunder, no party shall enter into any compromise or settlement or consent to the entry of any judgment which
(a) does not include as a term thereof the giving by the third party of a release to the Indemnified Party of all further liability in respect of such Third Party Claim or (b) imposes any obligation on the Indemnified Party without said Indemnified Party's written consent (which consent shall not be unreasonably withheld), except an obligation to pay money which the Indemnifying Party has agreed to pay on behalf of the Indemnified Party. In the event that an Indemnified Party enters into any such compromise, settlement or consent without the written consent of the Indemnifying Party (other than as contemplated by Section 5.3.3 hereof), the entry of such compromise, settlement or consent shall relieve the Indemnifying Party of its indemnification obligation related to the Third Party Claim underlying such compromise, settlement or consent.

         Section 5.3.5 Upon final judgment, determination, settlement or compromise of any Third Party Claim, and unless otherwise agreed to by the parties in writing, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by final judgment, determination, settlement or compromise. Upon the payment in full by the Indemnifying Party of such amount, the Indemnifying Party shall succeed to the rights of such Indemnified Party to the extent not waived in settlement, against the third party who made such Third Party Claim and any other person who may have been liable to the Indemnified Party with respect to such Third Party Claim.

         Section 5.3.6 If the Indemnifying Party elects to defend or to seek to settle or compromise the Third Party Claim, the Indemnified Party shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in the defense, settlement or compromise of the Third Party Claim; provided, however, that nothing in this Section 5.3.6 shall be deemed to require the waiver of any privilege, including attorney-client privilege, or protection afforded by the attorney work product doctrine. In addition, regardless of the party actually defending a Third Party Claim for which there is an indemnity obligation under Section 5.2 hereof, the parties shall give each other regular status reports relating to such action with detail sufficient to permit the other party to assert and protect its rights and obligations under this Agreement.

         Section 5.3.7 The provisions of this Section 5.3 shall survive in perpetuity and shall be the exclusive procedures for any Third Party Claims subject to the provisions of Section 5.2.1 or 5.2.2 hereof.

         Section 5.4 Other Claims. Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice from the Indemnified Party to the Indemnifying Party. The Indemnifying Party shall have a period of sixty (60) days (or such shorter time period as may be required by law as indicated by the Indemnified Party in the written notice) within which to respond. If the Indemnifying Party does not respond within such sixty (60) day (or lesser) period, the Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If the Indemnifying Party does respond within such sixty (60) day (or lesser) period and rejects such claim in whole or in part, the Indemnified Party shall be free to pursue resolution of the matter as provided in Section 10 hereof.

         Section 5.5 Certain Losses. If the indemnification provided for in
Section 5.2 is unavailable to an Indemnified Party in respect of any Indemnifiable Loss arising out of or related to information contained in the Information Statement/Prospectus or the Form S-1, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnifiable Loss, in such proportion as is appropriate to reflect the relative fault of Interstate, each of its directors, each of its officers who have signed any registration statement and each Affiliate of Interstate (an "Interstate Party") on the one hand and Patriot/Wyndham and each Affiliate of Patriot/Wyndham (a "Patriot/Wyndham Party") on the other hand in connection with the statements or omissions which resulted in such Indemnifiable Loss.

         Section 5.6 No Third Party Beneficiaries. Except to the extent expressly provided otherwise in this Section 5, the indemnification provided for by this Section 5 shall not inure to the benefit of any third party or parties and shall not relieve any insurer who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto and each party agrees to waive such rights against the other to the fullest extent permitted.

         Section 5.7 Named Parties. The parties hereto acknowledge that it may not be feasible to substitute Interstate (or one of its Affiliates) for Patriot/Wyndham (or one of its Affiliates) as a named party in Actions, whether domestic or foreign, in respect of Assumed Liabilities. In such event, Patriot/Wyndham (or one of its Affiliates) shall remain as a named party, but, following the Distribution Date, Interstate (or one of its Affiliates) shall assume the defense of any such Action in accordance with the provisions of
Section 5.3 hereof and Patriot/Wyndham and its Affiliates shall cooperate with Interstate as contemplated by Section 5.3 and Section 7 hereof.

         Section 6         CERTAIN ADDITIONAL MATTERS.

         Section 6.1 Conveyancing and Assumption Instruments. In connection with the transfer, conveyance, assignment and delivery of the Contributed Assets and the assumption of the Assumed Liabilities contemplated by this Agreement, Patriot/Wyndham and Interstate agree to execute or cause to be executed by the appropriate parties and to deliver to each other, as appropriate, the Conveyancing and Assumption Instruments.

         Section 6.2 No Representations or Warranties. Except as provided in Sections 2.1 and 2.3 hereof, Interstate understands and agrees that Patriot/Wyndham is not in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting in any way as to the value or condition of any Contributed Assets, IT BEING UNDERSTOOD THAT ALL SUCH ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS" and without any representation or warranty of any kind, express or implied (the implied warranties of merchantability and fitness for a particular purpose being hereby specifically disclaimed). Similarly, Interstate understands and agrees that Patriot/Wyndham is not, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting in any way that the obtaining of the consents or approvals, the execution and delivery of any amendatory agreements, and the making of the filings and applications, in each case contemplated by this Agreement, shall satisfy the provisions of all applicable laws or judgments, it being understood and agreed that, subject to Section 6.3 hereof, Interstate shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of law or judgments are not complied with. Nothing in this Section 6.2 is intended to or shall modify any rights or obligations of Patriot/Wyndham or Marriott under the Settlement Agreement.

         Section 6.3       Further Assurances; Subsequent Transfers.

         Section 6.3.1 Each of Patriot/Wyndham and Interstate will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other actions as each of them may reasonably request of the other in order to effectuate the purposes of this Agreement and to carry out the terms hereof. Without limiting the generality of the foregoing, at any time and from time to time after the Distribution Date, at the request of Interstate and without the payment of any further consideration, Patriot/Wyndham will execute and deliver to Interstate or the LLC all other instruments of transfer, conveyance, assignment and confirmation and take such other action as Interstate may reasonably request in order to more effectively transfer, convey and assign to Interstate or the LLC and to confirm Interstate's or the LLC's title to all of the Contributed Assets, to put Interstate or the LLC in actual possession and operating control thereof and to permit Interstate or the LLC to exercise all rights with respect thereto (including without limitation rights under contracts and other arrangements as to which the consent of any required third party to the transfer thereof shall not have previously been obtained) and Interstate and the LLC will execute and deliver to Patriot/Wyndham all instruments, undertakings or other documents and take such other action as Patriot/Wyndham may reasonably request in order to have Interstate or the LLC fully assume and discharge the Assumed Liabilities and relieve Patriot/Wyndham of any Liability or obligations with respect thereto and evidence the same to third parties. The transfers, conveyances and assignments made, if any, pursuant to this Section 6.3 shall be structured and effected consistent with the Restructuring Transactions and the parties hereto will cooperate with each other in executing documentation to effect the foregoing. Notwithstanding the foregoing, Patriot/Wyndham, Interstate and the LLC shall not be obligated, in connection with the foregoing, to expend monies other than reasonable out-of-pocket expenses and attorneys' fees.

         Section 6.3.2 Patriot/Wyndham and Interstate will use their respective reasonable efforts to obtain any consent, approval or amendment required to novate and/or assign all agreements, leases, licenses and other rights of any nature whatsoever relating to the Contributed Assets to Interstate or the LLC; provided, however, that Patriot/Wyndham shall not be obligated to pay any consideration therefor (except for filing fees and other administrative charges) to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that Patriot/Wyndham is unable to obtain any such required consent, approval or amendment, then to the extent feasible and permissible (a) Patriot/Wyndham shall continue to be bound thereby and (b) Interstate or the LLC shall pay, perform and discharge fully all the obligations of Patriot/Wyndham thereunder from and after the Distribution Date and indemnify Patriot/Wyndham for all Indemnifiable Losses arising out of such performance by Interstate or the LLC. Patriot/Wyndham shall, without the payment of any further consideration, pay and remit to Interstate or the LLC promptly any monies, rights and other considerations received in respect of such performance. Patriot/Wyndham shall exercise or exploit its rights and options under all such agreements, leases, licenses and other rights and commitments referred to in this Section 6.3.2 only as reasonably directed by Interstate and at Interstate's expense. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable or able to be novated, Patriot/Wyndham shall promptly assign and novate all its rights and obligations thereunder to Interstate or the LLC without payment of further consideration and Interstate or the LLC shall, without the payment of any further consideration, assume such rights and obligations. To the extent that the assignment of any contract or agreement (or their proceeds) pursuant to this Section 6.3 is prohibited by law or not otherwise obtained, the assignment provisions of this Section shall operate to create a subcontract with Interstate or the LLC to perform each relevant unassignable Patriot/Wyndham contract at a subcontract price equal to the monies, rights and other considerations received by

Patriot/Wyndham with respect to the performance by Interstate or the LLC under such subcontract.

         Section 6.3.3 Without limiting the generality of the foregoing Sections
6.2.1 and 6.2.2, Patriot/Wyndham and Interstate agree that, to the extent that authorizations from the necessary liquor and alcoholic beverage authorities to permit (i) Interstate or the LLC to utilize all liquor licenses required for the operation of the Interstate Business and (ii) Patriot/Wyndham to utilize all liquor licenses required for the operation of the business being retained by Patriot/Wyndham have not been received on or before the Distribution Date: (a) Patriot/Wyndham and Interstate or the LLC will as soon as practicable execute all such forms, applications and other documents required by the applicable liquor and alcoholic beverage authorities in order that all necessary liquor licenses may be utilized by Interstate or the LLC in operating the Interstate Business and Patriot/Wyndham in operating the business which it is retaining; and (b) Patriot/Wyndham, Interstate and the LLC will cooperate to the extent reasonably necessary to keep open the bars and lounges and liquor facilities used in the operation of the Interstate Business and Patriot/Wyndham's business between the Distribution Date and the time when the requisite liquor license transfers actually become effective.

         Section 6.4 Interstate Officers and Directors. Interstate and Patriot/Wyndham shall take all actions which may be required to elect or otherwise appoint, as of or before the Distribution Date, those individuals designated in the Information Statement/Prospectus to be directors or officers of Interstate.

         Section 6.5 Related Agreements. As of the Distribution Date, Patriot/Wyndham and Interstate shall, and if applicable shall cause their Affiliates to, enter into the Related Agreements.

         Section 6.6 Joint Purchasing Arrangements. Interstate acknowledges that Patriot/Wyndham has entered into a Telecommunications Services Term Agreement with Sprint Communications Company L.P. and ASC Telecom, Inc. (as amended to date, the "Sprint Contract") and that the terms of the Sprint Contract were negotiated by Patriot/Wyndham in reliance in part upon use of telephone service under the Sprint Contract by the hotels operated by the Interstate Business. Interstate agrees that all hotels operated by the Interstate Business shall be subject to the terms of the Sprint Contract until October 1, 2001; provided, however, that if Interstate is requested by a third-party owner to cancel such Sprint Contract with respect to such owner's hotel(s) (and such owner has the right to do so under the relevant management contract), then Interstate or its subsidiary may terminate such contract with respect to such hotel(s) (without payment of any penalty or fee). Other than the Sprint Contract, there shall be no cost-sharing, joint purchasing or other material contractual relationships between Patriot/Wyndham and Interstate or the LLC following the Distribution Date other than (i) an equity interest in Interstate and the LLC, (ii) a seat on the board of directors of Interstate and (iii) the ownership by Patriot/Wyndham of certain hotels managed by the LLC. In accordance with the respective Management Agreements, Patriot/Wyndham may bind any of the hotels owned by them and managed by Interstate (or its subsidiaries) with any global or master purchasing contracts. With the exception of the Sprint Contract, all other Patriot/Wyndham purchasing or similar contracts with respect to the hotels operated by the Interstate Business are terminable by Interstate and the LLC, and neither Interstate nor the LLC shall have any liability or obligation in respect of any of Patriot/Wyndham's purchasing or similar contracts, whether such contracts were entered into before or after the Distribution Date.

         Section 6.7 St. Louis Marriott West. Patriot/Wyndham covenants and agrees that, after the Distribution Date, it will not exercise any of its buy/sell rights in respect of its interest in the St. Louis Marriott West if such exercise could reasonably be anticipated to result in the termination of Interstate's management contract in respect of the St. Louis Marriott West.

         Section 6.8 Divestiture Payments. On the Distribution Date, Patriot will pay or cause to be paid all amounts not in dispute that are then currently past due to Marriott or any other franchisor under any franchise or license agreement for all Patriot-owned hotels to be operated by Interstate or its subsidiaries.

         Section 6.9 Settlement Agreement Provisions. Interstate hereby acknowledges and agrees that the Sixth Amendment to Settlement Agreement, dated as of May 14, 1999, among Marriott, Patriot and Wyndham (the "Sixth Amendment") contemplates a "true-up" following the Distribution of Interstate's working capital as of April 30, 1999. Accordingly, Interstate hereby covenants and agrees that:

         (i) Interstate will deliver to Patriot and Marriott the Unaudited Pro Forma Combined Balance Sheet dated as of April 30, 1999 referred to in Section 3(d)3 of the Sixth Amendment within thirty days of the Distribution Date;

         (ii) Interstate will cooperate in good faith with Patriot and Marriott to resolve any disputes between Patriot and Marriott with respect to such balance sheet; and

         (iii) Interstate will make the payments, if any, to Patriot described in the Sixth Amendment.

         The parties hereto agree that any payments made pursuant to the "true-up" provision in Section 3(d)3 of the Sixth Amendment represent an adjustment to the contributions to Interstate pursuant to the Reorganization Transactions and Interstate agrees to execute any documents requested by Patriot in furtherance of the foregoing intention.

         Section 6.10 Limitation on Claims. Neither Patriot/Wyndham, on the one hand, nor Interstate, on the other hand, shall be entitled to assert any claim hereunder (other than under Sections 2.3.2 or 2.3.3) for any misrepresentation by the other party if the party attempting to assert such claim had knowledge, on or prior to the Distribution Date, of any facts which should reasonably have put such asserting party on notice that the alleged misrepresentation was not true. Any determination hereunder whether Patriot/Wyndham, on the one hand, or

Interstate, on the other hand, had "knowledge" of particular facts regarding an alleged misrepresentation shall be made to Patriot's Knowledge, with respect to Patriot/Wyndham, and to Interstate's Knowledge, with respect to Interstate.

         Section 6.11 The Charles. Patriot/Wyndham and Interstate acknowledge that the equity interests in the Charles Hotel Complex are being contributed to the LLC subject to an agreement to sell such interests to a third party (such agreement, together with all other instruments executed or to be executed in connection with such sale, being collectively referred to herein as the "Charles Sale Contract"), the LLC has assumed the obligations of the seller under the Charles Sale Contract and Interstate has guaranteed the performance of the seller under the Charles Sale Contract. The LLC and Interstate acknowledge that the sale of the Charles pursuant to the Charles Sale Contract is a material benefit to the LLC, Interstate and Patriot/Wyndham. Accordingly, the LLC and Interstate agree that (i) Interstate and the LLC shall in good faith perform their obligations under the Charles Sale Contract, as the same may be amended with Patriot/Wyndham's approval (not to be unreasonably withheld or delayed);
(ii) neither Interstate nor the LLC shall enter into any modification or termination of the Charles Sale Contract, assign or otherwise transfer any of the rights or interests either of them may have under the Charles Sale Contract, or waive any rights either of them may have under the Charles Sales Contract, in each such case without Patriot/Wyndham's prior written approval (not to be unreasonably withheld or delayed), (iii) Interstate and the LLC shall keep Patriot/Wyndham informed as to all discussions and negotiations with the purchase of such interests; and (iv) Patriot/Wyndham shall be entitled to discuss the status of the transaction and any open issues directly with the purchaser or its agent or representative (in which case Patriot/Wyndham shall keep Interstate informed as to such discussions). In addition, if at any time the Charles Sales Contract terminates, or the purchaser defaults in its obligation to close the sale thereunder, or it becomes evident that the sale contemplated thereunder is not going to occur, then Interstate and the LLC agree that (1) Interstate shall promptly market the sale of such equity interests to other third parties, and shall use its best efforts to enter into a binding purchase and sale agreement to sell such equity interests prior to the first anniversary of the Distribution Date, in which case Patriot/Wyndham shall have the same rights with respect to such contract and the purchaser thereunder as the rights described in clauses (i) through (iv) above; (2) Patriot/Wyndham shall be entitled to participate in the negotiations, and to initiate negotiations, with any third party interested in acquiring the equity interests in the Charles; and (3) Patriot/Wyndham shall have reasonable approval rights over the terms and conditions of any such purchase and sale agreement; and (4) to the extent that Interstate or the LLC can enter into an agreement to sell the equity interests in the Charles that puts Interstate and the LLC in substantially the same position Interstate would have been in had the purchaser closed on the sale in accordance with the Charles Sale Contract, then at Patriot/Wyndham's request, Interstate and the LLC shall enter into such an agreement and in good faith perform their obligations thereunder.

         Section 6.12 Holiday Inns. Interstate covenants and agrees that it shall cooperate with Patriot/Wyndham to remove Wyndham and insert Interstate as the guarantor for the Franchise Agreements relating to the Holiday Inns Hotels.

         Section 7         ACCESS TO INFORMATION AND SERVICES.

         Section 7.1 Provision of Corporate Records. As soon as practicable after the Distribution Date, Patriot/Wyndham shall deliver to Interstate all Books and Records in its possession. Such Books and Records shall be the property of Interstate, but shall be retained and made available readily to Patriot/Wyndham for review and duplication until the earlier of (a) notice from Patriot/Wyndham that such records are no longer needed by Patriot/Wyndham or (b) the eighth anniversary of the Distribution Date.

         Section 7.2 Access to Information. From and after the Distribution Date, Patriot/Wyndham and Interstate shall afford to each other and to each other's authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (with copying costs to be borne by the requesting party) during normal business hours to all books and records and documents, communications, items and matters to the extent such material is not subject to a Privilege (as defined in Section 7.6 hereof) that would be waived by delivery of such material and does not relate to any actual or potential claim or dispute between the parties to this Agreement or between Patriot/Wyndham and Marriott or any of its Affiliates (collectively, "Information") within each other's knowledge, possession or control and relating to the Contributed Assets, the Interstate Business, the Assumed Liabilities and the Retained Liabilities, insofar as such access is reasonably required by Patriot/Wyndham or Interstate, as the case may be (and each party shall use reasonable efforts to cause persons or firms possessing relevant Information to give similar access). Information may be requested under this Section 7 for, without limitation, audit, accounting, claims, Actions, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations, but not for competitive purposes.

         Section 7.3 Production of Witnesses and Individuals. From and after the Distribution Date, Patriot/Wyndham and Interstate shall each use reasonable efforts to make available to each other, upon written request, its officers, directors, employees and agents for fact finding, consultation and interviews and as witnesses to the extent that any such person may reasonably be required in connection with any Actions in which the requesting party may from time to time be involved relating to the conduct of the Interstate Business or Patriot/Wyndham's other businesses prior to the Distribution Date. Except as otherwise agreed between the parties, Patriot/Wyndham and Interstate agree to reimburse each other for reasonable out-of-pocket expenses (but not labor charges or salary payments) incurred by the other in connection with providing individuals and witnesses pursuant to this Section 7.3.

         Section 7.4 Retention of Records. Except when a longer retention period is otherwise required by law or agreed to in writing, Patriot/Wyndham and Interstate shall retain, for a period of at least eight (8) years following the Distribution Date, all material Information relating to the Interstate Business. Notwithstanding the foregoing or any other provision hereof, in lieu of retaining any specific Information, Patriot/Wyndham or Interstate may offer in writing to deliver such Information to the other and, if such offer is not accepted within ninety (90) days, the offered Information may be destroyed or otherwise disposed of at any time. If the recipient of such offer shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested (at the cost of the requesting party).

         Section 7.5       Confidentiality.

         Section 7.5.1 Each of Patriot/Wyndham and Interstate shall, and shall use its best efforts to cause its officers, employees, agents, consultants, advisors and Affiliates to, hold in strict confidence and not disclose confidential information concerning the other party to another person, and to not use any such confidential information, except as provided herein or unless compelled to disclose such information by judicial or administrative process or, in the opinion of counsel, by other requirements of law.

         Section 7.5.2 For purposes of this Section 7.5, confidential information concerning a particular party (referred to herein as the "disclosing party") shall mean information known by the other party (referred to herein as the "receiving party") on the Distribution Date and reasonably understood by the receiving party to be confidential and related to the disclosing party's business interests, or disclosed confidentially by the disclosing party to the receiving party after the Distribution Date under the terms and for the purposes of this Agreement or any of the Related Agreements except for: (a) information which is or becomes generally available to the public other than as a result of a disclosure by the receiving party; (b) information learned by the receiving party on a non-confidential basis for the first time after the Distribution Date, but prior to any disclosure by the disclosing party; (c) information developed by the receiving party independent of any confidential information of the disclosing party which is known by the receiving party on the Distribution Date or disclosed by the disclosing party thereafter, and (d) information which becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party if such source was not subject to any prohibition against transmitting the information to the receiving party.

         Section 7.5.3 Each party shall protect confidential information concerning the other party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of the other party's confidential information as the party uses to protect its own confidential information of a like nature.

         Section 7.5.4 Each party shall use its best efforts to insure that its officers, employees, agents, consultants, advisors and Affiliates agree to be bound by the foregoing restrictions on use and disclosure of confidential information concerning the other party as a condition to receiving such information; provided, that such party will be responsible for any breach of such confidentiality provisions by any such person.

         Section 7.6       Privileged Matters.

         Section 7.6.1 Patriot/Wyndham, Interstate and the LLC agree to maintain, preserve and assert all privileges that either party may have, including without limitation any privilege or protection arising under or relating to any attorney-client relationship that existed prior to the Distribution Date ("Privilege" or "Privileges"). Patriot/Wyndham, Interstate and the LLC shall be entitled in perpetuity to require the assertion or decide whether to consent to the waiver of any and all Privileges which, in the case of Interstate or the LLC, relate to the Third-Party Management Business and, in the case of Patriot/Wyndham, relate to the Retained Liabilities. Patriot/Wyndham, Interstate and the LLC shall each use the same degree of care as it would with respect to itself so as not to waive any Privilege which could be asserted by any other party under applicable law, without the prior written consent of such other party. The rights and obligations created by this Section 7.6 shall apply to all information as to which, but for the Distribution, Patriot/Wyndham, Interstate or the LLC would have been entitled to assert or did assert the protection of a Privilege ("Privileged Information"), including but not limited to (a) all information generated prior to the Distribution Date but which, after the Distribution, is in the possession of any other party or the Affiliates of any other party, (b) all communications subject to a Privilege occurring prior to the Distribution Date between counsel for Patriot/Wyndham and any person who, at the time of the communication, was an employee of Patriot/Wyndham, regardless of whether such employee is or becomes an employee of Interstate or the LLC, and
(c) all information generated, received or arising after the Distribution Date that refers or relates to Privileged Information generated, received or arising prior to the Distribution Date.

         Section 7.6.2 Upon the receipt by any party of any subpoena, discovery or other request which arguably calls for production or disclosure of Privileged Information of any other party and whenever any party obtains knowledge that any current or former employee of such party has received any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information of any other party, such party shall promptly notify such other party of the existence of the request and shall provide such other party with a reasonable opportunity to review the information and to assert any rights it may have under this Section 7.6 or otherwise to prevent the production or disclosure of Privileged Information. No party will produce or disclose any information covered by a Privilege of any other party under this Section 7.6 unless (a) such other party has provided its express written consent to such production or disclosure or (b) a court of competent jurisdiction has entered a final, non-appealable order finding that the information is not entitled to protection under any applicable Privilege.

         Section 7.6.3 Patriot/Wyndham's transfer of Books and Records and any other information to Interstate or the LLC, and each party's agreement to permit the other parties to possess Privileged Information occurring or generated prior to the Distribution Date, are made in reliance on each party's agreement, as set forth in this Section 7.6, to maintain the confidentiality of Privileged Information and to maintain, preserve and assert all applicable Privileges. The access to information granted or permitted by this Agreement, the agreement to provide witnesses and individuals pursuant to Section 7.3 hereof and the transfer of Privileged Information to Interstate or the LLC pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section 7.6 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to any party, or the obligations imposed upon any party, by this Section 7.6.

         Section 7.7 Mail and Other Communications. Each of Patriot/Wyndham, Interstate and the LLC agrees to forward or direct (as appropriate) to the other parties any mail or other communications intended for such other parties which is received by it.

         Section 7.8 Order of Precedence. To the extent that the provisions of this Section 7 are inconsistent with the provisions of Section 11 hereof with respect to the subject matter thereof, the provisions of Section 11 shall control.

         Section 8         EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS.

         Section 8.1 Employee and Plan Transfers. From and after the Distribution Date, Patriot/Wyndham, Interstate and the LLC will take the actions specified on Annex VI hereto with respect to employees and employee benefit plans.

         Section 8.2 Limitation on Enforcement. This Section 8 is an agreement solely between Patriot/Wyndham, Interstate and the LLC. Nothing in this Agreement or any Related Agreement, whether express or implied, confers upon any employee or former employee of Patriot/Wyndham, Interstate or the LLC or any other person, any rights or remedies, including without limitation (a) any right to employment, (b) any right to continued employment for any specified period or
(c) any right to claim any particular compensation, benefit or aggregation of benefits, of any kind or nature whatsoever.

         Section 9         INSURANCE.

         Section 9.1 General. Patriot/Wyndham shall keep in effect all policies under the Patriot/Wyndham Insurance Policies in effect as of the date hereof insuring the Contributed Assets and operations of the Interstate Business until the end of the day on which the Distribution occurs, unless Interstate or the LLC shall have earlier obtained appropriate coverage and notified Patriot/Wyndham in writing to that effect. Beginning at 12:01 a.m. on the day following the Distribution Date, Interstate and its Affiliates will cease to be covered under the Patriot/Wyndham Insurance Policies with respect to any injury, loss, Liability, damages or expense that is incurred or asserted by a third party to have been incurred after the Distribution Date in, or in connection with, the conduct of the Interstate Business or the operation of the Contributed Assets.

         Section 10        DISPUTE RESOLUTION.

         Section 10.1 Binding Arbitration. Except with respect to matters involving Section 7.6 hereof ("Privileged Matters") and except as may be expressly provided in any other agreement between the parties entered into pursuant hereto, if a dispute, controversy or claim (collectively, a "Dispute") between Patriot/Wyndham and Interstate or any of their respective Affiliates arises out of or relates to this Agreement, the Related Agreements or any other agreement entered into pursuant hereto or thereto, including without limitation the breach, interpretation or validity of any such agreement or any matter involving an Indemnifiable Loss, Patriot/Wyndham and Interstate agree to use the following procedures, in lieu of either party pursuing other available remedies and as the sole remedy, to resolve the Dispute.

         Section 10.2      Arbitration.

         Section 10.2.1 In the event that one party fails to participate in mediation, the Dispute may be referred immediately to arbitration and the time of such failure shall constitute the end of the mediation period. If the parties are not successful in resolving the Dispute by the end of the mediation period, then the parties agree to submit the matter to binding arbitration in New York, New York pursuant to the Commercial Rules of Arbitration of the American Arbitration Association (the "AAA"), as modified herein, by a sole arbitrator selected in accordance with the provisions of Section 10.2.2 hereof. In the arbitration, (a) the parties may require reasonable discovery, pursuant to the New York Rules of Civil Procedure then in effect, (b) each party shall have the right to cross-examine witnesses of other parties, (c) testimony shall be transcribed and (d) any award shall be accompanied by written findings of fact and statement of reasons. Any arbitration proceeding shall be concluded in a maximum of sixty (60) days from the commencement of such proceeding. Any arbitration award shall be final and binding on the parties and judgment may be entered thereon, upon the application of either party by any court of competent jurisdiction.

         Section 10.2.2 The parties shall have ten (10) days from the end of the mediation period to agree upon a mutually acceptable neutral person not affiliated with either of the parties to act as arbitrator. If no arbitrator has been selected within such time, either party may request the AAA or another mutually agreed-upon organization to supply within ten (10) days of such request a list of potential arbitrators with qualifications reasonably required to settle the dispute. Within five (5) days of each party receiving the list, the parties shall independently rank the proposed candidates, shall simultaneously exchange rankings, and shall be deemed to have selected as the arbitrator the individual receiving the highest combined ranking who is available to serve. If there is a tie, then the tie shall be broken by lot. If one party shall not cooperate in the selection of the arbitrator, the other party may solely select the arbitrator utilizing the procedures set forth in this Section 10.2.2.



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



         Section 10.2.3 The costs of arbitration shall be apportioned between Patriot/Wyndham and Interstate as determined by the arbitrator in such manner as the arbitrator deems reasonable taking into account the circumstances of the case, the conduct of the parties during the proceeding, and the result of the arbitration.

         Section 10.3 Treatment of Negotiation. All negotiations pursuant to this Section 10 shall be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable state rules of evidence. All negotiation and arbitration proceedings under this Section 10 shall be treated as confidential information in accordance with the provisions of Section 7.5 hereof. Any arbitrator shall be bound by an agreement containing confidentiality provisions at least as restrictive as those contained in Section
7.5 hereof

         Section 10.4 Equitable Relief. Nothing contained herein shall preclude either party from seeking equitable relief to prevent any immediate, irreparable harm to its interests, including multiple breaches of this Agreement or the relevant Related Agreement by the other party. Otherwise, these procedures are exclusive and shall be fully exhausted prior to the initiation of any litigation. Either party may seek specific enforcement of any arbitrator's decision under this Section 10. The other party's only defense to such a request for specific enforcement shall be fraud by or on the arbitrator.

         Section 10.5 Consolidation. The arbitrator may consolidate an arbitration under this Agreement with any arbitration arising under or relating to the Related Agreements or any other agreement between the parties entered into pursuant hereto, as the case may be, if the subject of the Disputes thereunder arise out of or relate essentially to the same set of facts or transactions. Such consolidated arbitration shall be determined by the arbitrator appointed for the arbitration proceeding that was commenced first in time.

         Section 11        TAX MATTERS.

         Section 11.1 Preparation of Tax Returns. Interstate shall be responsible for and control the preparation and filing of all Tax Returns with respect to the Interstate Group. However, with respect to any such Tax Returns for taxable periods (or portions thereof) that end before or include the Distribution Date or otherwise reflect Taxes for which Patriot/Wyndham may be liable under Section 11.2.2, (i) such returns shall be prepared in a manner consistent with past practice and in a manner that does not distort taxable income (i.e., by accelerating income to the period prior to the Distribution or deferring deductions to the period following the Distribution), (ii) a draft of such Tax Return shall be provided to Patriot/Wyndham for review at least 30 days prior to the due date for filing thereof, and (iii) no such Tax Return shall be filed or amended if Patriot or Wyndham reasonably objects in writing within such 30-day period.

Notwithstanding the foregoing, Patriot/Wyndham shall be responsible for and control the preparation and filing of any such Tax Return relating to a member of the Interstate Group if such Tax Return also includes a member of the Patriot/Wyndham Group; provided that, with respect to any such Tax Return for a taxable period that begins before but does not end on the Distribution Date (a "Straddle Period") or any Tax Return that could affect the taxable income or loss of a member of the Interstate Group after the Distribution Date, (i) such Tax Return shall be prepared in a manner consistent with past practice and in a manner that does not distort taxable income (e.g., by deferring income to the period after the Distribution or accelerating deductions to the period prior to the Distribution), (ii) a draft of such Tax Return shall be provided to Interstate for review at least 30 days prior to the due date for filing thereof and (iii) no such Tax Return shall be filed or amended if Interstate reasonably objects in writing within such 30-day period.

         Section 11.2      Responsibility for Taxes.

         11.2.1 Interstate. Interstate shall be liable for and shall indemnify and hold harmless the Patriot/Wyndham Group against any Taxes attributable to any member of the Interstate Group, or otherwise attributable to the Interstate Business, (i) for any taxable period (or portion thereof) beginning on or after the Distribution Date, including any liability asserted against any member of the Patriot/Wyndham Group under the provisions of Treasury Regulations section 1.1502-6 (or any comparable provision of state or local law) for Taxes attributable to a member of the Interstate Group and (ii) for any taxable period to the extent such Taxes are taken into account as current liabilities of Interstate or its Affiliates for purposes of determining working capital on the Distribution Date; provided however that the indemnity in this Section 11.2.1 shall not apply to Transaction Taxes.

         11.2.2 Patriot/Wyndham. Patriot/Wyndham shall be liable for and shall indemnify and hold harmless the Interstate Group against (i) any Taxes attributable to any member of the Interstate Group, or otherwise attributable to the Interstate Business, for any taxable period (or portion thereof) ending prior to the Distribution Date; (ii) any Transaction Taxes and (iii) any Taxes attributable to any member of the Patriot/Wyndham Group for any taxable period, including any liability asserted against any member of the Interstate Group under the provisions of Treasury Regulations section 1.1502-6 (or any comparable provision of state or local law) for Taxes attributable to a member of the Patriot/Wyndham Group.

         11.2.3 Allocation of Tax Liabilities. In the case of any Taxes in respect of a Straddle Period, (i) real, personal property and intangible Taxes ("Property Taxes") allocated and attributable to the period prior to the Distribution shall be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the period prior to the Distribution and the denominator of which is the number of days in the Straddle Period, and (ii) all Taxes other than Property Taxes shall be computed and allocated based on an actual closing of the books as if the taxable period ended as of the close of business on the day prior to the Distribution Date (based on the principles set forth in Sections 706 and 1502 of the Code and the Treasury Regulations thereunder).

         Section 11.3 Credits; Refunds. The Interstate Group and the Patriot/Wyndham Group shall each be entitled to prosecute any claims for and receive the amount or economic benefit of any refund or credit of Taxes that relate to Taxes for which it is responsible under Section 11.2. Each party hereto shall, promptly upon receipt thereof, pay to the other party any such refund or reduction that such other party is entitled to under this Section 11.3, together with any interest related thereto. A refund will be considered to have been received by the Interstate Group or the Patriot/Wyndham Group, as the case may be, (i) when received by a member of such Group from the applicable taxing authority or (ii) on the due date for payment of any Taxes, to the extent that the amount of such Taxes that any member of such Group would be required to pay but for such refund is reduced.

         Section 11.4 Carrybacks. In no event shall Patriot/Wyndham have any obligation to pay to Interstate or its Affiliates any amount in respect of a carryback to a period prior to the Distribution of a net operating loss, unused credit or similar item.

         Section 11.5 Payments. To the extent that a party (or its successor) (the "Payor") is liable to the other party (or its successor) (the "Payee") for any amount of Taxes pursuant to Section 11.2, the Payor shall pay such amount to Payee no later than 10 days after Payee has made written demand therefore. The Payee shall submit with its written demand a calculation of the amount requested, showing sufficient detail so as to permit the Payor to understand the basis of the calculations. Any payment required by this Agreement which is not made on or before the date provided thereunder shall bear interest after such date at the rate then in effect for underpayments of Taxes to the IRS.

         Patriot/Wyndham's indemnity obligation in respect of Taxes for any taxable period shall be reduced to reflect the amount of any such Taxes paid by Patriot/Wyndham, Interstate or their Affiliates on or prior to the Distribution Date (including by payment of estimated Taxes) for which a refund is not available. If the amount of such reduction exceeds the amount of Patriot/Wyndham's indemnity obligation with respect to any Taxes, Interstate shall pay to Patriot/Wyndham the amount of such excess no later than the date of filing of the return reflecting the amount of such Taxes. In addition, Patriot/Wyndham's indemnity obligation shall be increased or decreased, as the case may be, as necessary to reflect the fact that Interstate is to bear all taxes, and receive the benefit of any losses, generated on the Distribution Date, except to the extent such taxes or losses are attributable to the Restructuring Transactions.

         Section 11.6 Tax Contests. Each of Patriot/Wyndham and Interstate shall promptly notify the other party in writing of any proposed adjustment (and shall provide all relevant correspondence with respect to a proposed adjustment) to a Tax Return that could result in a liability to the other party under this Agreement; provided that the failure of a party to give notice as provided in this Section 11.6 shall not relieve any other party of its obligations hereunder, except to the extent that such other party is actually prejudiced by such failure to give notice. Patriot/Wyndham shall have control of all audits and tax contests (i) relating to Taxes that it is required to indemnify under
Section 11.2 or (ii) relating to a member of the

Interstate Group or the operations of the Interstate Business for any taxable period ending on or prior to the Distribution Date; provided that (x) Interstate shall have the right to participate at its own expense in any such proceedings and (y) no such tax contest that could affect the taxable income or loss of the Interstate Group for periods after the Distribution shall be settled without the prior written consent of Interstate, which consent shall not be unreasonably withheld or delayed. Patriot/Wyndham and Interstate shall jointly control any audit or tax contest relating to Taxes of a member of the Interstate Group for a Straddle Period; provided that all major decisions shall be made by Patriot/Wyndham, but no such contest shall be settled without the prior written consent of Interstate, which consent shall not be unreasonably withheld or delayed. No Tax contest for a taxable period (or portion thereof) ending on or prior to the Distribution Date shall be settled without the prior written consent of Patriot/Wyndham, which consent shall not be unreasonably withheld or delayed.

         Section 11.7 Cooperation. After the Distribution Date, the parties hereto will cooperate with each other, and will cause their respective Affiliates, employees, representatives and agents to cooperate, in preparing and filing all Tax Returns and other reports and documents relating to Taxes, resolving all disputes and audits relating to Taxes with respect to all taxable periods, and in any other matters relating to Taxes, including by maintaining and making available to the other parties other all records relating to Taxes. Such cooperation will include without limitation (i) providing information and access to records relevant to Patriot's status as a real estate investment trust (within the meaning of Section 856 of the Code), (ii) providing prior notice of and ongoing information reasonably requested by Patriot/Wyndham with respect to any direct or indirect acquisition by Interstate or its Affiliates of interests in real property (including leasehold interests), and (iii) permitting access to Patriot/Wyndham and its representatives and agents in connection with the analysis of the earnings and profits of Old Interstate prior to its merger into Patriot. Interstate acknowledges that its personnel prepared Tax Returns and records and are familiar with issues relating to Old Interstate and its business prior to and after the Merger, and that Patriot/Wyndham may suffer irreparable harm without access to and cooperation from employees at Interstate with respect to tax matters relating to taxable periods before and after the Merger. Accordingly, Interstate agrees that Patriot/Wyndham shall be entitled on an ongoing and mutually convenient basis, upon reasonable notice to access to and cooperation from employees of Interstate and its Affiliates who are familiar with the operations of and tax matters relating to Old Interstate and its subsidiaries (including Mauro Macioce and other individuals who may have direct knowledge of the operations of Old Interstate). Without limiting the generality of the foregoing, Patriot/Wyndham and Interstate acknowledge that the IRS has notified Patriot/Wyndham of its intent to conduct an audit of Old Interstate and its subsidiaries for Tax periods beginning with the taxable year ended December 31, 1996. Interstate agrees that its personnel (including Mauro Macioce) shall be made available to assist in the audit process, but that the audit will be supervised and controlled by Patriot/Wyndham.

         Section 11.8 Tax Records. All Tax Returns and related information relating exclusively to the Interstate Business shall be the property of Interstate; provided that Patriot/Wyndham shall be entitled to copies of or access to any such Tax Returns or related information related to taxable periods (or portions thereof) ending or prior to the Distribution Date, upon reasonable notice to Interstate. All other Tax Returns and related information (including Tax returns of Interstate Hotels Company and its affiliates) shall be the property of Patriot/Wyndham; provided that to the extent such Tax Returns or information also relates to the Interstate Business or members of the Interstate Group, Interstate shall be entitled to copies of or access to such returns or related information upon reasonable notice to Patriot/Wyndham.

          Patriot/Wyndham and Interstate agree to retain all Tax Returns and related information which might contain information or provide evidence relevant to the determination of the Tax liability of the Patriot/Wyndham Group or the Interstate Group or the stockholders of either for any taxable period for a period of ten years following the end of the latest taxable period to which they relate, provided that no such records shall be discarded (i) until the settlement of any ongoing contest relating thereto or (ii) without giving the other party notice and the opportunity to retain such records.

         Section 11.9 Interstate Hotels, LLC. The LLC shall comply, and Interstate shall cause the LLC to comply, with the provisions of the LLC's Amended and Restated Limited Liability Company Operating Agreement relating to Taxes.

         Section 11.10 Tax Elections. Except as required by the Code or the regulations promulgated thereunder, no corporation, partnership or limited liability company that will become a member of the Interstate Group before or on the Distribution Date shall make any new election, change any existing election, change any annual accounting period or adopt or change any accounting method after May 13, 1999 and before the Distribution Date if any such election, adoption or change could have the effect of increasing the tax owed by any member of the Interstate Group on or after the Distribution Date; provided that this Section 11.10(i) shall not prevent (x) the filing of new elections for members of the Interstate Group upon the filing of their first applicable Tax Returns, (y) elections, adoptions or changes made in consultation with Interstate personnel, or (z) any other elections, adoptions or changes to the extent that Patriot/Wyndham obtains Interstate's consent, which consent shall not be unreasonably withheld or delayed. To Patriot's Knowledge, no election, adoption or change described in the foregoing sentence has occurred since April 30, 1999, except that certain elections, adoptions or changes may have been made in consultation with Interstate. Notwithstanding the foregoing, the restrictions set forth in this Section 11.10 shall not apply if the Distribution has not occurred by September 1, 1999.

         Patriot/Wyndham covenants and agrees that no corporation that will become a member of the Interstate Group on or before the Distribution Date has made or will make prior to the Distribution Date any election under Section 341(f) of the Code.

         Section 12        MISCELLANEOUS.

         Section 12.1 Amendment and Waiver. No amendment of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other party but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party's right to enforce any provisions hereof or to take any such action.

         Section 12.2 Expenses. Except as otherwise provided in this Agreement, any Related Agreement or any other agreement being entered into by Patriot/Wyndham and Interstate pursuant to this Agreement, Patriot/Wyndham shall pay all investment banking, legal, accounting, printing, governmental filing, listing, distribution agent and similar fees, costs and expenses incurred in connection with the Distribution (whether or not payable as of the Distribution
Date) and with the consummation of the transactions contemplated by this Agreement.

         Section 12.3 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided that telephonic confirmation of receipt is obtained promptly after completion of the transmission, (c) on the business day after delivery to a nationally recognized overnight courier service or the Express Mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed, or (d) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return receipt requested, to the party as follows:

         If to Patriot/Wyndham, at:

         Patriot American Hospitality, Inc.
         1950 Stemmons Freeway
         Suite 6001
         Dallas, Texas 75207
         Attn.: Carla S. Moreland
         Fax:   (214) 863-1986

         If to Interstate or the LLC, at:

         Interstate Hotels Corporation
         680 Andersen Drive, Foster Plaza Ten
         Pittsburgh, Pennsylvania 15220
         Attn.: Timothy Q. Hudak
         Fax:   (412) 937-3265

         Either party may change its address for receiving notices by written notice given to the other party in the manner provided above.

         Section 12.4 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of Patriot/Wyndham without the approval of Interstate. Except as set forth in the Settlement Agreement, in the event of such termination, no party shall have any liability of any kind to any other party. From and after the Distribution Date, this Agreement may not be terminated.

         Section 12.5 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon and enforceable against the respective successors and assigns of the parties hereto, provided that this Agreement may not be assigned by either party without the prior written consent of the other party, and any attempt to assign any rights or obligations hereunder without such consent shall be void.

         Section 12.6 Entire Agreement: Parties in Interest: This Agreement (including the schedules, annexes and exhibits hereto) comprises the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior agreements and understandings between them relating thereto and, except as provided in Section 5.2 hereof, is not intended to confer upon any person other than the parties hereto (including their successors and permitted assigns) any rights or remedies hereunder.

         Section 12.7 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         Section 12.8 Captions. Captions and headings are supplied herein for convenience only and shall not be deemed a part of this Agreement for any purpose.

         Section 12.9 Annexes, Etc. The Annexes, Schedules and Exhibits shall be construed with and as part of this Agreement to the same extent as if the same had been set forth verbatim herein.

         Section 12.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

         Section 12.11 Counterparts. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

         IN WITNESS WHEREOF, Patriot/Wyndham, Interstate and the LLC have caused this Agreement to be duly executed by their authorized representatives as an agreement under seal, all as of the day and year first written above.


                                   PATRIOT AMERICAN HOSPITALITY, INC.


                                   By:     /s/ WILLIAM W. EVANS, III
                                           -------------------------------------
                                   Name:   William W. Evans, III
                                   Title:  President and Chief Operating Officer


                                   WYNDHAM INTERNATIONAL, INC.


                                   By:     /s/ WILLIAM W. EVANS, III
                                           -------------------------------------
                                   Name:   William W. Evans, III
                                   Title:  Executive Vice President


                                   INTERSTATE HOTELS CORPORATION


                                   By:     /s/ TIMOTHY Q. HUDAK
                                           -------------------------------------
                                   Name:   Timothy Q. Hudak
                                   Title:  Senior Vice President and Secretary


                                   INTERSTATE HOTELS, LLC

                                   By Interstate Hotels Corporation, its
                                   Managing Member


                                   By:     /s/ TIMOTHY Q. HUDAK
                                           -------------------------------------
                                   Name:   Timothy Q. Hudak
                                   Title:  Senior Vice President and Secretary

                                     Annex I
                                     -------

                            Restructuring Memorandum
                            ------------------------



DEFINED TERMS:
--------------

Newco or IHC               Interstate Hotels Corporation

Patriot                    Patriot American Hospitality, Inc.

REIT OP                    Patriot American Hospitality Partnership, L.P.

Wyndham                    Wyndham International, Inc.

Wyndham OP                 Wyndham International Operating Partnership, L.P.

Interstate Holdings        PAH-Interstate Holdings, Inc.

Interstate LLC             Interstate Hotels, LLC

PAH-Management             PAH-Management Corporation


         This section outlines the steps Patriot will take to transfer various assets to Newco in connection with the spin-off.



I.       NORTHRIDGE INSURANCE COMPANY.
         ----------------------------

         A. Wyndham OP contributes its 100 shares of Class A Common Stock (1% interest) of Northridge Holdings, Inc. to Interstate Holdings.

         B. Patriot and Interstate Holdings then contribute to Newco their respective interests in Northridge Holdings, Inc.

         C. Northridge Holdings, Inc. contributes the stock of Northridge Insurance Company to Interstate LLC.

II.      PAH-CROSSROADS HOLDINGS, INC.
         ----------------------------

         A. Patriot purchases from Wyndham OP and REIT OP their 1.01% (102 shares of Class C Common Stock) and 0.99% (100 shares of Class A Common Stock) interests, respectively, in PAH-Crossroads Holdings, Inc. (valued at $7,285,282, including the value of the Paired Shares held by Crossroads/Memphis Partnership, L.P. (at $5,00 per Paired Share) and the value of PAH-Crossroads Member, Inc.), for $73,581 and $72,124, respectively.

         B. PAH-Crossroads Holdings, Inc. is liquidated.

         C. Following the dissolution of PAH-Crossroads Holdings, Inc. into Patriot, Crossroads/Memphis Partnership, L.P. distributes its owned 499,979 Paired Shares pro-rata up the ownership chain to Patriot (where they will be canceled). Wyndham will purchase from Patriot the Wyndham shares.

         D. Patriot contributes to Newco a 55% interest in the following assets previously held by PAH-Crossroads Holdings, Inc.:

         (i)   99% interest in Crossroads Future Company, LLC

         (ii)  99% interest in Crossroads Memphis Company, LLC

         (iii) 16.7671% LP interest in Crossroads/Memphis Partnership, L.P.

         (iv)  99% interest in Crossroads Hospitality Tenant Company, LLC

         (v)   100% interest in PAH-Crossroads Member, Inc.

         (vi)  100% interest in Crossroads/Memphis Financing Corporation

The interests listed in (i) through (vi) above are referred to collectively herein as the "Crossroads Transferred Assets."

         E. Interstate Holdings contributes cash or other property to Newco.

         F. Patriot contributes a 45% interest in the Crossroads Transferred Assets to Interstate Holdings.

         G. Wyndham OP contributes cash or other property to Interstate
Holdings.

         H. Newco contributes a 55% interest in the Crossroads Transferred Assets (excluding PAH-Crossroads Member, Inc. and Crossroads/Memphis Financing Corporation) to Interstate LLC.

         I. Interstate Holdings contributes a 45% interest in the Crossroads Transferred Assets (excluding PAH-Crossroads Member, Inc. and Crossroads/Memphis Financing Corporation) to Interstate LLC.

         J. Interstate Holdings contributes a 45% interest in each of PAH-Crossroads Member, Inc. and Crossroads/Memphis Financing Corporation to Newco.

         K. Patriot contributes cash or other property to Newco.

         L. Interstate LLC contributes the Crossroads Transferred Assets (excluding PAH-Crossroads Member, Inc. and Crossroads/Memphis Financing Corporation) to Crossroads Hospitality Company L.L.C.

         M. PAH-Interstate Member, Inc. contributes related party accounts receivable from Interstate LLC in the amount of $47,915 to Crossroads Hospitality Company L.L.C.

III.     PAH-MANAGEMENT CORPORATION.
         --------------------------

         A. PAH Management contributes 100% of the outstanding stock of PAH-Member, Inc. and the following interests to Interstate Holdings in exchange for stock (items #1 through #4, collectively, the "PAH-Management Transferred Assets"):

                  1. 100% of PAH-Cambridge Holdings, LLC (which holds a 25% interest in Cambridge Hotel Associates);

                  2.       99% of Continental Design & Supplies Company,
                           LLC;

                  3. 100% of PAH-Hilltop GP LLC (which holds a 99% general partner interest in Hilltop Equipment Leasing Company, L.P.); and

                  4. the seven Gencom management contracts and the St. Louis management contract (together, the "Eight Contracts").

         B. Interstate Holdings contributes 100% of PAH-Member, Inc. to Newco.

         C. Interstate Holdings then contributes the PAH-Management Transferred Interests to Interstate LLC.

IV.      INTERCARP/CHARLES HOTEL.
         -----------------------

         A. IHC/Chaz Corporation is liquidated into Patriot, so that Patriot will own directly a 1% GP interest in Intercarp Limited Partnership.

         B. The 1% GP interest in Intercarp Limited Partnership is then contributed by Patriot to Interstate Holdings.

         C. Wyndham OP contributes cash or other property to Interstate
Holdings.

         D. Interstate Holdings then contributes the 1% GP interest in Intercarp Limited Partnership to Interstate LLC.

         E. Newco contributes cash or other property to Interstate LLC.

         F. PAH-Management contributes a 82.9102% limited partner interest in Intercarp Limited Partnership to Interstate Holdings.

         G. Wyndham OP contributes cash or other property to Interstate
Holdings.

         H. Interstate Holdings contributes the 82.9102% interest in Intercarp Limited Partnership to Interstate LLC.

V.       PAH-INTERSTATE MEMBER, INC.
         --------------------------

         This entity will be contributed by Interstate Holdings to Newco (with a corresponding contribution to Newco of cash or other property by Patriot).

VI.      TROY MARRIOTT.
         -------------

         A. Patriot purchases 100% of the interests in the Troy Marriott Management Agreement (the "Troy Management Agreement") from CHC REIT Management Corp. for $250,000.

         B. Patriot contributes a 55% interest in the Troy Management Agreement to Interstate Holdings.

         C. Patriot contributes a 45% interest in the Troy Management Agreement to Newco.

         D. Interstate Holdings contributes a 55% interest in the Troy Management Agreement to Interstate LLC.

         E. Newco contributes a 45% interest in the Troy Management Agreement to Interstate LLC.

VII.     CONTRIBUTIONS TO PAH-INTERSTATE HOLDINGS, INC.
         ---------------------------------------------

         A.       By Wyndham OP in exchange for 147.58 shares of Class A
Common Stock:

                  100 shares of Class A Common                       $202,277.55
                  Stock (1% interest) of Northridge
                  Holdings, Inc.

                  Cash                                                  $131,504

                  Related Party Accounts Receivable                     $112,721
                  from Interstate LLC

         B.       By Patriot in exchange for 3,043.34 shares of Class B
Common Stock:

                  1% GP interest in Intercarp Limited                   $229,167
                  Partnership

                  45% interest in the Crossroads                      $2,153,424
                  Transferred Assets

                  55% interest in the Troy                              $137,500
                  Management Agreement

                  Related Party Accounts Receivable                   $6,687,463
                  from Interstate LLC

         C. By PAH-Management in exchange for 11,567.15 shares of Class B Common Stock:

                  100% of PAH-Cambridge Holdings                           $1.00
                  LLC (which holds a 25% interest in
                  Cambridge Hotel Associates)

                  99% of Continental Design &                         $1,495,266
                  Supplies Company, LLC

                  100% of PAH-Hilltop GP LLC                            $999,539
                  (which hold a 99% general partner
                  interest in Hilltop Equipment Leasing
                  Company, L.P.)

                  the Eight Contracts                                $13,455,440

                  100 shares of common stock (100%)                      $25,099
                  of PAH Member, Inc. (which holds
                  1% of Hilltop Equipment Leasing
                  Company, L.P. and 1% of
                  Continental Design & Supplies
                  Company, L.L.C.)

                  82.9102% LP interest in Intercarp                  $19,020,833
                  Limited Partnership

VIII.    CONTRIBUTIONS TO NEWCO.
         ----------------------

         A. By Patriot in exchange for 8,837,924 (including the shares to be returned from the FET counterparties and canceled) shares of Class A Common Stock:

                  9,900 shares of Class B Common                     $20,025,477
                  Stock (99%) of Northridge Holdings,
                  Inc.

                  55% interest in the Crossroads                      $2,631,964
                  Transferred Assets

                  9,900 shares of Old Class B                        $16,128,159
                  Common Stock

                  45% interest in the Troy                              $112,500
                  Management Agreement

                  Cash                                                $6,853,496

                  Related Party Accounts Receivable                  $21,709,816
                  from Interstate LLC

         B. By Interstate Holdings in exchange for 60,639 shares (1%) of Class C Common Stock:

                  100 shares of Class A Common                       $202,277.55
                  Stock (1%) of Northridge Holdings,
                  Inc.

                  100% of PAH-Member, Inc.                               $25,099

                  100% of PAH-Interstate Member,                        $107,899
                  Inc.

                  100 shares of Old Class A Common                      $162,911
                  Stock

                  45% interest in PAH-Crossroads                         $18,826
                  Member, Inc.

                  45% interest in Crossroads/Memphis                       $0.45
                  Financing Corporation

                  Cash                                                  $131,504

                  Related Party Accounts Receivable                      $47,915
                  from Interstate LLC

         C. By Marriott in exchange for 242,555 shares (4%) of Class B Common Stock:

                  Cash                                                $2,120,000

IX.      CONTRIBUTIONS TO INTERSTATE LLC.
         -------------------------------

         A.       By Northridge Holdings, Inc.:

                  100% of the capital stock of                       $20,227,755
                  Northridge Insurance Company

         B.       By Newco (resulting in a collective
                  45% interests held by Northridge
                  Holdings, Inc. and Newco):

                  55% interest in the Crossroads                      $2,608,954
                  Transferred Assets (excluding PAH-
                  Crossroads Member, Inc. and
                  Crossroads/Memphis Financing
                  Corporation)

                  45% interest in the Troy                              $112,500
                  Management Agreement

                  Related Party Accounts Receivable                  $21,709,816
                  from Interstate LLC

         C. By Interstate Holdings, resulting in a 55% interest in Interstate LLC:

                  45% interest in the Crossroads                      $2,134,598
                  Transferred Assets (excluding PAH-
                  Crossroads Member, Inc. and
                  Crossroads/Memphis Financing
                  Corporation)

                  55% interest in the Troy                              $137,500
                  Management Agreement

                  The PAH-Management Transferred                     $15,940,250
                  Assets

                  1% GP interest in Intercarp Limited                   $229,167
                  Partnership

                  82.9102% LP interest in Intercarp                  $19,020,833
                  Limited Partnership

                  Related Party Accounts Receivable                   $6,752,269
                  from Interstate LLC

X.       CONTRIBUTION TO PAH-INTERSTATE MEMBER, INC.
         ------------------------------------------

         A. Newco contributes related party accounts receivable from Interstate LLC in the amount of $47,915 to PAH-Interstate Member, Inc.

XI.      CONTRIBUTION TO NORTHRIDGE HOLDINGS, INC.
         ----------------------------------------

         A. Newco contributes its interest in Interstate LLC into Northridge Holdings, Inc.


XII.     CONTRIBUTIONS TO CROSSROADS HOSPITALITY COMPANY, L.L.C.
         ------------------------------------------------------

         A. By Interstate LLC, the Crossroads Transferred Assets (excluding PAH-Crossroads Member, Inc. and Crossroads/Memphis financing corporation), including:

                  99% interest in Crossroads Future                $1,184,383.29
                  Company, LLC

                  99% interest in Crossroads Memphis               $2,957,389.65
                  Company LLC

                  16.7671% LP interest in                            $601,777.96
                  Crossroads/Memphis Partnership LP

                  99% interest in Crossroads                                  $1
                  Hospitality Tenant Company, LLC

         B.       By PAH-Interstate Member, Inc.:
                  Related party accounts receivable                      $47,915
                  from Interstate LLC

XIII.    MISCELLANEOUS.
         -------------

         A.       Merger of PAH-Member, Inc. and PAH-Crossroads
Member, Inc. into PAH-Interstate Member, Inc. and name change to Interstate Member, Inc.

                                    Annex II
                                    --------

                               Assumed Liabilities
                               -------------------

         All liabilities and obligations relating to and arising from the operation of the Interstate Business (except contingent liabilities in existence on the date hereof which are within Patriot's Knowledge and are not disclosed in
Schedule 5.2.1(b) hereto), whether arising or accruing before or after the Distribution Date, including but not limited to:

         (a) All liabilities and obligations which should be set forth, reflected, disclosed or reserved for on a combined balance sheet for Interstate as of the Distribution Date prepared in the same manner as the December 31, 1998 combined balance sheet of Interstate included in the Information
Statement/Prospectus (after giving effect to any pro forma adjustments reflected or described in the Information Statement/Prospectus);

         (b) All liabilities and obligations of Patriot/Wyndham pursuant to, under or relating to all agreements, contracts and leases of Patriot/Wyndham relating to the Interstate Business;

         (c) All liabilities and obligations being assumed by or agreed to be performed by Interstate pursuant to any other agreement being entered into in connection with this Agreement, including without limitation the Related Agreements;

         (d) All liabilities and obligations relating to all Actions relating principally to or arising principally out of the operations of the Interstate Business; and

         (e) All liabilities and obligations relating to or arising from the failure or other malfunction of any computer or other electronic system used or useable in the Interstate Business due or relating to the year 2000.

                                    Annex III
                                    ---------

                               Contributed Assets
                               ------------------

1.       100% of the outstanding capital stock of Northridge Holdings, Inc.

2.       A 99% membership interest in Crossroads Future Company, L.L.C.

3.       A 99% membership interest in Crossroads/Memphis Company, L.L.C.

4.       A 99% membership interest in Crossroads Hospitality Tenant Company,
         L.L.C.

5.       100% of the outstanding capital stock of PAH-Crossroads Member, Inc.

6.       A 16.7671% limited partnership interest in Crossroads/Memphis
         Partnership, L.P.

7. 100% of the outstanding capital stock of Crossroads/Memphis Financing Corporation.

8.       100% of the membership interests in PAH-Hilltop GP, L.L.C.

9.       A 99% membership interest in Continental Design & Supplies Company,
         L.L.C.

10.      100% of the membership interests in PAH-Cambridge Holdings, L.L.C.

11.      100% of the outstanding capital stock of PAH-Member, Inc.

12.      100% of the outstanding capital stock of PAH-Interstate Member, Inc.

13.      A 1% general partner interest in Intercarp Limited Partnership

14.      An 82.9102% limited partner interest in Intercarp Limited Partnership

15. Cash in the amount of $6,985,000 and related party accounts receivable from Interstate Hotels, LLC in the amount of $28,510,000

16. Rights under the Management Agreements relating to the following hotels:

                           Chicago Embassy Suites
                           Phoenix Embassy Suites
                           Schaumburg Embassy Suites
                           Denver Hilton
                           Parsippany Hilton
                           Lisle Radisson
                           San Jose Radisson
                           St. Louis Marriott
                           Troy Marriott

17. All tangible and intangible assets owned by Patriot/Wyndham relating principally to the Interstate Business as of the Distribution Date, including but not limited to:

         (a) All assets and properties which should be set forth or reflected on a combined balance sheet for Interstate as of the Distribution Date prepared in the same manner as the December 31, 1998 combined balance sheet of Interstate included in the Information Statement/Prospectus (after giving effect to the pro forma adjustments reflected or described in the Information Statement/Prospectus);

         (b) All of Patriot/Wyndham's right and interest in, to, under and relating to all agreements, contracts and leases of Patriot/Wyndham relating to the Interstate Business;

         (c) All rights and interests of Patriot/Wyndham in and with respect to the patents, trademarks, copyrights, trade secrets and other intellectual property concerning the Interstate Business;

         (d)      All of the Books and Records; and

         (e) All permits and licenses held by Patriot/Wyndham which are transferrable and which relate principally to the Interstate Business.

         ANYTHING CONTAINED IN THIS ANNEX III TO THE CONTRARY NOTWITHSTANDING, CONTRIBUTED ASSETS SHALL NOT INCLUDE:

                  (i) Cash and cash equivalents, including cash on hand or in bank accounts, certificates of deposit, commercial paper and other similar securities or other marketable securities other than the $6,985,000 cash payment pursuant to item 15 above;

                  (ii) Any books and records relating to the Interstate Business which Patriot/Wyndham is required by law to retain in its possession; and

                  (iii) Any right, title or interest of Patriot/Wyndham in any federal, state or local tax refund (including any income in respect thereto) relating to the operations of the Interstate Business prior to the Distribution Date.

                                   Annex IV-A
                                   ----------

                   Entities Comprising the Interstate Business
                   -------------------------------------------



Interstate Hotels Corporation

IHC II, LLC

Northridge Holdings, Inc.

PAH-Crossroads Member, Inc.

PAH-Interstate Member, Inc.

PAH-Member, Inc.

IHC Services Company, L.L.C.

Crossroads Hospitality Company, L.L.C.

Crossroads Future Company, L.L.C.

Crossroads/Memphis Company, L.L.C.

Crossroads Hospitality Tenant Company, L.L.C.

Crossroads/Memphis Financing Corporation (Special Member)

Crossroads/Memphis Partnership, L.P.

Crossroads/Memphis Financing Company, L.L.C.

Oak Hill Catering Company, Inc.

Equity Bluefield, Inc.

State College BBQ/Concord Joint Venture

CHR Consulting Company, L.L.C.

Colony International Management Company, L.L.C.

Colony de Mexico, S.A. de C.V.

CHR Services Company, L.L.C.

Interstate Hotels, LLC

IHC/Moscow Corporation

PAH-Hilltop GP, LLC

Hilltop Equipment Leasing Company, L.P.

Northridge Insurance Company

Continental Design & Supplies Company, L.L.C.

PAH-Cambridge Holdings, LLC

Cambridge Hotel Associates

Intercarp Limited Partnership*

Charles Sq. Associates; CH&S Ltd.

Colony Hotels and Resorts Company

Crossroads/Memphis Financing II Corporation

Future Financing Member Corporation

Crossroads/Memphis Financing Company II, L.L.C.

Crossroads Future Financing Company, L.L.C.

IHC International Development (U.K.) L.L.C.



*  Patriot/Wyndham's interests under contract to be sold

                                   Annex IV-B
                                   ----------

                   HOTELS OPERATED BY THE INTERSTATE BUSINESS
                   ------------------------------------------

                                                                                     STATE/                                    # OF
                           HOTEL                                    CITY             COUNTRY         FRANCHISE        DATE    ROOMS
                           -----                                    ----             -------         ---------        ----    -----
LEXINGTON HOTEL                                           PHOENIX                    AZ      INDEPENDENT           Nov-93    180

RADISSON HOTEL LOS ANGELES WESTSIDE                       CULVER CITY                CA      RADISSON              Jan-98    368

MARRIOTT'S LAGUNA CLIFFS RESORT                           DANA POINT                 CA      MARRIOTT              Oct-94    346

WESTIN BONAVENTURE                                        LOS ANGELES                CA      WESTIN                Dec-95   1,354

ONTARIO AIRPORT MARRIOTT                                  ONTARIO                    CA      MARRIOTT              Sep-97    299

AMERISUITES HOTEL ONTARIO                                 ONTARIO                    CA      AMERISUITES           Dec-98    128

SAN FRANCISCO MARRIOTT FISHERMAN'S WHARF                  SAN FRANCISCO              CA      MARRIOTT              Oct-88    285

SAN FRANCISCO HOLIDAY INN GOLDEN GATEWAY                  SAN FRANCISCO              CA      HOLIDAY INN           Aug-92    498

CLIFFS AT SHELL BEACH RESORT                              SHELL BEACH                CA      INDEPENDENT           Oct-94    165

WARNER CENTER MARRIOTT                                    WOODLAND HILLS             CA      MARRIOTT              Feb-94    463

TORONTO DELTA MEADOWVALE                                  MISSISSAUGA,             CANADA    DELTA                 Feb-96    374
                                                          ONTARIO

TORONTO COLONY HOTEL                                      TORONTO, ONTARIO         CANADA    COLONY                Dec-93    717

TRUMBULL MARRIOTT                                         TRUMBULL                   CT      MARRIOTT              Dec-85    323

BOCA RATON MARRIOTT                                       BOCA RATON                 FL      MARRIOTT              Aug-87    256

FORT LAUDERDALE MARRIOTT NORTH                            FORT LAUDERDALE            FL      MARRIOTT              Dec-86    321

SHERATON BISCAYNE BAY                                     MIAMI                      FL      SHERATON              Oct-86    598

ORLANDO AIRPORT MARRIOTT                                  ORLANDO                    FL      MARRIOTT              Nov-88    484

MARRIOTT AT SAWGRASS RESORT                               PONTE VEDRA                FL      MARRIOTT              Aug-88    510
                                                          BEACH

DON CESAR BEACH RESORT                                    ST. PETE BEACH             FL      INDEPENDENT           Dec-92    275

DON CESAR BEACH HOUSE                                     ST. PETE BEACH             FL      INDEPENDENT           Jan-97     70

LAWAI BEACH RESORT                                        KOLOA, KAUAI               HI      COLONY                Jun-94    171

THE CHARLES HOTEL IN HARVARD SQUARE                       CAMBRIDGE                  MA      INDEPENDENT           Feb-85    296

HARBOR VIEW HOTEL                                         EDGARTOWN                  MA      INDEPENDENT           Jul-94    124

KELLEY HOUSE                                              EDGARTOWN                  MA      INDEPENDENT           Jul-94     53

GAITHERSBURG HILTON                                       GAITHERSBURG               MD      HILTON                Jun-93    301

CHARLOTTE MARRIOTT EXECUTIVE PARK                         CHARLOTTE                  NC      MARRIOTT              Sep-83    297

THE INN AT GREAT NECK                                     GREAT NECK                 NY      INDEPENDENT           May-96     85

ROOSEVELT HOTEL                                           NEW YORK                   NY      INDEPENDENT           Apr-97   1,033

COLUMBUS EMBASSY SUITES                                   COLUMBUS                   OH      EMBASSY SUITES        Jun-98    220

WATERFORD MARRIOTT                                        OKLAHOMA CITY              OK      MARRIOTT              Dec-94    197

PITTSBURGH GREEN TREE MARRIOTT                            PITTSBURGH                 PA      MARRIOTT              Nov-72    467

PITTSBURGH MARRIOTT CITY CENTER                           PITTSBURGH                 PA      MARRIOTT              Jul-96    401

PROVIDENCE MARRIOTT                                       PROVIDENCE                 RI      MARRIOTT              Nov-75    345

HOTEL TVERSKAYA                                           MOSCOW                   RUSSIA    COLONY                Sep-95    122

MOSCOW MARRIOTT GRAND HOTEL                               MOSCOW                   RUSSIA    MARRIOTT              Aug-97    392

MOSCOW MARRIOTT CITY CENTER                               MOSCOW                   RUSSIA    MARRIOTT              Jan-99    232

MEMPHIS MARRIOTT                                          MEMPHIS                    TN      MARRIOTT              Oct-87    320

SEATTLE CROWNE PLAZA                                      SEATTLE                    WA      CROWNE PLAZA          Dec-92    415

SCHAUMBURG EMBASSY SUITES                                                                                           SPIN     209
                                                                                                                    OFF

EMBASSY SUITES PHOENIX NORTH                                                                                        SPIN     314
                                                                                                                    OFF

EMBASSY SUITES CHICAGO                                                                                              SPIN     358
                                                                                                                    OFF

SAN JOSE RADISSON AIRPORT PLAZA HOTEL                                                                               SPIN     185
                                                                                                                    OFF

LISLE RADISSON                                                                                                      SPIN     242
                                                                                                                    OFF

DENVER HILTON SOUTH                                                                                                 SPIN     305
                                                                                                                    OFF

PARSIPPANY HILTON                                                                                                   SPIN     510
                                                                                                                    OFF

TROY MARRIOTT                                                                                                       SPIN     350
                                                                                                                    OFF

TOTAL PROPERTIES INTERSTATE                                                                                                       46
TOTAL ROOMS INTERSTATE                                                                                                        15,958


HAMPTON INN BIRMINGHAM - MT. BROOK (mgmt 6/25/97)         BIRMINGHAM MT.             AL      HAMPTON INN           Aug-97    131
                                                          BROOK

HAMPTON INN BIRMINGHAM - VESTAVIA HILLS                   BIRMINGHAM                 AL      HAMPTON INN           Jun-97    123
                                                          VESTAVIA HILLS

COMFORT INN ENTERPRISE                                    ENTERPRISE                 AL      COMFORT INN           Nov-96     78

COURTYARD BY MARRIOTT GULF SHORES                         GULF SHORES                AL      COURTYARD BY          Nov-97     92
                                                                                             MARRIOTT

HAMPTON INN NORTH LITTLE ROCK                             NORTH LITTLE ROCK          AR      HAMPTON INN           Jun-97    123

FLAGSTAFF SUPER 8 MOTEL                                   FLAGSTAFF                  AZ      SUPER 8               Dec-94     86

HOMEWOOD SUITES PHOENIX                                   PHOENIX                    AZ      HOMEWOOD SUITES       Nov-96    124

HAMPTON INN SCOTTSDALE-OLD TOWN                           SCOTTSDALE                 AZ      HAMPTON INN           Nov-96    126

RESIDENCE INN BY MARRIOTT TUCSON                          TUCSON                     AZ      RESIDENCE INN BY      Jan-97    128
                                                                                             MARRIOTT

FREMONT HAMPTON INN                                       FREEMONT                   CA      HAMPTON INN           Apr-99    100

HAMPTON INN LIVERMORE                                     LIVERMORE                  CA      HAMPTON INN           Jun-97     76

HAMPTON INN AURORA                                        AURORA                     CO      HAMPTON INN           Jun-97    132

RESIDENCE INN BY MARRIOTT COLORADO SPRINGS NORTH          COLORADO                   CO      RESIDENCE INN BY      Jan-97     96
                                                          SPRINGS                            MARRIOTT

HAMPTON INN COLORADO SPRINGS                              COLORADO                   CO      HAMPTON INN           Jun-97    128
                                                          SPRINGS

DANBURY RADISSON SUITES                                   DANBURY                    CT      RADISSON              Dec-98     76

HAMPTON INN MERIDEN                                       MERIDEN                    CT      HAMPTON INN           Nov-96    125

HAMPTON INN MILFORD                                       MILFORD                    CT      HAMPTON INN           Nov-96    148

COURTYARD BY MARRIOTT ORANGE                              ORANGE                     CT      COURTYARD BY          Sep-97    121
                                                                                             MARRIOTT

HOMEWOOD SUITES HARTFORD/WINDSOR LOCKS                    WINDSOR LOCKS              CT      HOMEWOOD SUITES       Nov-96    132

HAMPTON INN DESTIN (11/14/96)                             DESTIN                     FL      HAMPTON INN           Jun-97    104

JACKSONVILLE COUNTRY INN & SUITES                         JACKSONVILLE               FL      COUNTRY INN &         Jun-99    120
                                                                                             SUITES

HAMPTON INN JACKSONVILLE                                  JACKSONVILLE               FL      HAMPTON INN           Nov-96    122

COMFORT INN JACKSONVILLE BEACH                            JACKSONVILLE               FL      COMFORT INN           Nov-96    177
                                                          BEACH

KENDALL RADISSON                                          MIAMI                      FL      RADISSON              Feb-99    160

THE CADILLAC HOTEL                                        MIAMI BEACH                FL      INDEPENDENT           Jul-97    271

HAMPTON INN MIAMI-SOUTH BEACH/SURFCOMBER                  MIAMI BEACH                FL      INDEPENDENT           Dec-97    212

HAMPTON INN SARASOTA                                      SARASOTA                   FL      HAMPTON INN           Nov-96     97

                   HOTELS OPERATED BY THE INTERSTATE BUSINESS
                   ------------------------------------------

                                                                                     STATE/                                    # OF
                           HOTEL                                    CITY             COUNTRY         FRANCHISE        DATE    ROOMS
                           -----                                    ----             -------         ---------        ----    -----
AZURE TIDES INN                                           SARASOTA-LIDO KEY          FL      INDEPENDENT           Dec-95     59

HAMPTON INN ATLANTA - NORTHLAKE                           ATLANTA                    GA      HAMPTON INN           Jun-97    130

AUGUSTA HOMEWOOD SUITES                                   AUGUSTA                    GA      HOMEWOOD SUITES       Jul-97     65

HAMPTON INN COLUMBUS AIRPORT                              COLUMBUS                   GA      HAMPTON INN           Nov-96    119

HAMPTON INN SAVANNAH                                      SAVANNAH                   GA      HAMPTON INN           Feb-97    129

RESIDENCE INN BY MARRIOTT BOISE                           BOISE                      ID      RESIDENCE INN BY      Apr-98    104
                                                                                             MARRIOTT

HILTON GARDEN INN CHICAGO                                 CHICAGO                    IL      HILTON GARDEN INN     Oct-99    357

HAMPTON INN CHICAGO/GURNEE                                GURNEE                     IL      HAMPTON INN           Nov-96    134

HAMPTON INN CHICAGO/NAPERVILLE                            NAPERVILLE                 IL      HAMPTON INN           Nov-96    130

HAMPTON INN INDIANAPOLIS NE                               INDIANAPOLIS               IN      HAMPTON INN           Nov-96    129

HAMPTON INN KANSAS CITY                                   KANSAS CITY                KS      HAMPTON INN           Jun-97    120

HAMPTON INN OVERLAND PARK                                 OVERLAND PARK              KS      HAMPTON INN           Apr-97    134

HAMPTON INN LOUISVILLE                                    LOUISVILLE                 KY      HAMPTON INN           Nov-96    119

COURTYARD BY MARRIOTT WESTBOROUGH                         WESTBOROUGH                MA      COURTYARD BY          Nov-97     98
                                                                                             MARRIOTT

HAMPTON INN GLEN BURNIE                                   GLEN BURNIE                MD      HAMPTON INN           Nov-96    115

HAMPTON INN ANN ARBOR SOUTH                               ANN ARBOR                  MI      HAMPTON INN           Nov-96    150

HAMPTON INN MADISON HEIGHTS                               MADISON HEIGHTS            MI      HAMPTON INN           Jun-97    124

HAMPTON INN DETROIT                                       NORTHVILLE                 MI      HAMPTON INN           Nov-96    125

HAMPTON INN TRAVERSE CITY                                 TRAVERSE CITY              MI      HAMPTON INN           Nov-96    127

RESIDENCE INN BY MARRIOTT EAGAN                           EAGAN                      MN      RESIDENCE INN BY      Nov-96    120
                                                                                             MARRIOTT

HAMPTON INN ST. LOUIS                                     ST. LOUIS                  MO      HAMPTON INN           Jun-97    122

COURTYARD BY MARRIOTT ST. LOUIS                           ST. LOUIS                  MO      COURTYARD BY          Dec-98    122
                                                                                             MARRIOTT

JACKSON SLEEP INN                                         JACKSON                    MS      SLEEP INN             May-98     80

FAIRFIELD INN BY MARRIOTT JACKSON                         JACKSON                    MS      FAIRFIELD INN BY      Jan-99    106
                                                                                             MARRIOTT

HAMPTON INN SOUTHAVEN (11/14/96)                          SOUTHAVEN                  MS      HAMPTON INN           Mar-97     86

SOUTHAVEN FAIRFIELD INN BY MARRIOTT                       SOUTHAVEN                  MS      FAIRFIELD INN BY      Jan-99     94
                                                                                             MARRIOTT

VICKSBURG FAIRFIELD INN BY MARRIOTT                       VICKSBURG                  MS      FAIRFIELD INN BY      Jul-95     81
                                                                                             MARRIOTT

HAMPTON INN CHAPEL HILL                                   CHAPEL HILL                NC      HAMPTON INN           Jun-97    122

HAMPTON INN FAYETTEVILLE                                  FAYETVILLE                 NC      HAMPTON INN           Nov-96    122

HAMPTON INN GASTONIA                                      GASTONIA                   NC      HAMPTON INN           Nov-96    109

THE INN AT WILKSBORO                                      WILKSBORO                  NC      INDEPENDENT           Nov-96    101

BROOKSTOWN INN                                            WINSTON-SALEM              NC      INDEPENDENT           Jul-94     71

WINSTON-SALEM INN                                         WINSTON-SALEM              NC      INDEPENDENT           Nov-96    160

RESIDENCE INN BY MARRIOTT OMAHA                           OMAHA                      NE      RESIDENCE INN BY      Nov-96     80
                                                                                             MARRIOTT

RESIDENCE INN BY MARRIOTT PRINCETON                       PRINCETON                  NJ      RESIDENCE INN BY      Sep-97    208
                                                                                             MARRIOTT

HOLIDAY INN SADDLE BROOK                                  SADDLE BROOK               NJ      HOLIDAY INN           Jul-97    144

RESIDENCE INN BY MARRIOTT TINTON FALLS                    TINTON FALLS               NJ      RESIDENCE INN BY      Nov-96     96
                                                                                             MARRIOTT

HAMPTON INN ALBUQUERQUE                                   ALBUQUERQUE                NM      HAMPTON INN           Nov-99    131

COURTYARD BY MARRIOTT ALBANY                              ALBANY                     NY      COURTYARD BY          Jan-96     78
                                                                                             MARRIOTT

HAMPTON INN ALBANY                                        ALBANY                     NY      HAMPTON INN           Nov-96    154

THE PILLARS HOTEL AKA MEDICAL INN BUFFALO                 BUFFALO                    NY      INDEPENDENT           Nov-98    100

CANTON BEST WESTERN UNIVERSITY INN                        CANTON                     NY      BEST WESTERN          Apr-95    102

HOLIDAY INN FISHKILL                                      FISHKILL                   NY      HOLIDAY INN           Jan-97    156

HAMPTON INN FISHKILL                                      FISHKILL                   NY      HAMPTON INN           Aug-98    156

COMFORT INN MURRAY HILL                                   NEW YORK                   NY      COMFORT INN           Nov-95    128

MANHATTAN COURTYARD BY MARRIOTT TIMES SQUARE              NEW YORK                   NY      COURTYARD BY          Dec-98    244
SOUTH                                                                                        MARRIOTT

HAMPTON INN CLEVELAND DOWNTOWN                            CLEVELAND                  OH      HAMPTON INN           Jun-98    194

HAMPTON INN DUBLIN                                        DUBLIN                     OH      HAMPTON INN           Jun-97    123

SHARONVILLE HOMEWOOD SUITES                               SHARONVILLE                OH      HOMEWOOD SUITES       Apr-98    111

HAMPTON INN CLEVELAND/WESTLAKE                            WESTLAKE                   OH      HAMPTON INN           Nov-96    123

RESIDENCE INN BY MARRIOTT OKLAHOMA CITY                   OKLAHOMA CITY              OK      RESIDENCE INN BY      Jan-97    135
                                                                                             MARRIOTT

RESIDENCE INN BY MARRIOTT PORTLAND                        PORTLAND                   OR      RESIDENCE INN BY      Apr-98    168
                                                                                             MARRIOTT

CHAMBERSBURG FAIRFIELD INN BY MARRIOTT                    CHAMBERSBURG               PA      FAIRFIELD INN BY      Aug-96     74
                                                                                             MARRIOTT

PHILADELPHIA HOLIDAY INN AIRPORT                          PHILADELPHIA               PA      HOLIDAY INN           Oct-97    303

RESIDENCE INN BY MARRIOTT PITTSBURGH AIRPORT              PITTSBURGH                 PA      RESIDENCE INN BY      May-98    156
                                                                                             MARRIOTT

RESIDENCE INN BY MARRIOTT OAKLAND                         PITTSBURGH                 PA      RESIDENCE INN BY      Nov-99    176
                                                                                             MARRIOTT

HOLIDAY INN EXPRESS PITTSTON                              PITTSTON                   PA      HOLIDAY INN           Nov-97    100

HAMPTON INN SCRANTON                                      SCRANTON                   PA      HAMPTON INN           Nov-96    129

HAMPTON INN STATE COLLEGE                                 STATE COLLEGE              PA      HAMPTON INN           Nov-96    120

HAMPTON INN UNIONTOWN                                     UNIONTOWN                  PA      HAMPTON INN           Jun-97     86

HOLIDAY INN MT. PLEASANT                                  MT PLEASANT                SC      HOLIDAY INN           Nov-96    158

HAMPTON INN CHARLESTON                                    NORTH                      SC      HAMPTON INN           Jun-97    125
                                                          CHARLESTON

HAMPTON INN COLUMBIA WEST                                 WEST COLUMBIA              SC      HAMPTON INN           Jun-97    121

HAMPTON INN AND SUITES BARTLETT                           BARTLETT                   TN      HAMPTON INN AND       May-98    125
                                                                                             SUITES

HAMPTON INN NASHVILLE                                     BRENTWOOD                  TN      HAMPTON INN           Jun-97    114

HAMPTON INN CHATTANOOGA                                   CHATTANOOGA                TN      HAMPTON INN           Nov-96    168

HAMPTON INN COLLIERVILLE                                  COLLIERVILLE               TN      HAMPTON INN           Mar-97     90

GERMANTOWN HOMEWOOD SUITES (11/14/96)                     GERMANTOWN                 TN      HOMEWOOD SUITES       Jun-97     92

HAMPTON INN KNOXVILLE AIRPORT                             KNOXVILLE/ALCOA            TN      HAMPTON INN           Nov-96    118

HAMPTON INN MEMPHIS - POPLAR                              MEMPHIS                    TN      HAMPTON INN           Jun-97    126

HAMPTON INN MEMPHIS - SYCAMORE                            MEMPHIS                    TN      HAMPTON INN           Jun-97    117

HAMPTON INN NASHVILLE - BRILEY                            NASHVILLE                  TN      HAMPTON INN           Jun-97    120

HAMPTON INN PICKWICK DAM (11/14/96)                       PICKWICK DAM               TN      HAMPTON INN           Mar-97     50

HAMPTON INN DALLAS - ADDISON                              ADDISON                    TX      HAMPTON INN           Jun-97    160

HAMPTON INN ARLINGTON SOUTH                               ARLINGTON                  TX      HAMPTON INN           Nov-96    141

HAMPTON INN AUSTIN NORTH                                  AUSTIN                     TX      HAMPTON INN           Nov-96    121

AUSTIN DOUBLETREE                                         AUSTIN                     TX      DOUBLETREE CLUB       Sep-97    155

HAMPTON INN COLLEGE STATION                               COLLEGE STATION            TX      HAMPTON INN           Nov-96    135

HAMPTON INN FORT WORTH WEST                               FORT WORTH                 TX      HAMPTON INN           Nov-96    125

HAMPTON INN GARLAND                                       GARLAND                    TX      HAMPTON INN           Nov-96    125

HAMPTON INN DALLAS - RICHARDSON                           RICHARDSON                 TX      HAMPTON INN           Jun-97    130

HOMEWOOD SUITES SAN ANTONIO                               SAN ANTONIO                TX      HOMEWOOD SUITES       Nov-96    123

HAMPTON INN SAN ANTONIO (mgmt 11/14/98)                   SAN ANTONIO                TX      HAMPTON INN           Apr-98    169

HAMPTON INN NORFOLK                                       NORFOLK                    VA      HAMPTON INN           Mar-97    119

                   HOTELS OPERATED BY THE INTERSTATE BUSINESS
                   ------------------------------------------

                                                                                     STATE/                                    # OF
                           HOTEL                                    CITY             COUNTRY         FRANCHISE        DATE    ROOMS
                           -----                                    ----             -------         ---------        ----    -----
VIRGINIA BEACH DAYS INN AIRPORT                           VIRGINIA BEACH             VA      DAYS INN              Nov-94    148

POINT PLEASANT                                            ST. THOMAS               VIRGIN    COLONY                Sep-95    110
                                                                                   ISLANDS

RESIDENCE INN BY MARRIOTT BURLINGTON                      BURLINGTON                 VT      RESIDENCE INN BY      Nov-96     96
                                                                                             MARRIOTT

COMFORT INN TROLLEY SQUARE                                RUTLAND                    VT      COMFORT INN           Nov-96    104

GOLDEN EAGLE RESORT                                       STOWE                      VT      COLONY                Jun-94     89

STRATTON MOUNTAIN INN                                     STRATTON                   VT      COLONY                Jun-94    119
                                                          MOUNTAIN

STRATTON VILLAGE LODGE                                    STRATTON                   VT      COLONY                Jun-94     91
                                                          MOUNTAIN

HAMPTON INN WHITE RIVER JUNCTION                          WHITE RIVER                VT      HAMPTON INN           Oct-97     96
                                                          JUNCTION

HOMEWOOD SUITES SEATTLE                                   SEATTLE                    WA      HOMEWOOD SUITES       Aug-98    161

RESIDENCE INN BY MARRIOTT MADISON                         MADISON                    WI      RESIDENCE INN BY      Nov-96     80
                                                                                             MARRIOTT

HAMPTON INN BECKLEY                                       BECKLEY                    WV      HAMPTON INN           Nov-96    108

HOLIDAY INN BLUEFIELD                                     BLUEFIELD                  WV      HOLIDAY INN           Nov-96    120

HAMPTON INN MORGANTOWN                                    MORGANTOWN                 WV      HAMPTON INN           Nov-96    108

HOLIDAY INN OAK HILL                                      OAK HILL                   WV      HOLIDAY INN           Nov-96    119

HAMPTON INN SOUTH SAN FRANCISCO                                                                                    May-99     90

HOMEWOOD SUITES ORLANDO                                                                                            Jun-99    252

HOMEWOOD SUITES CHICAGO                                                                                            Jun-99    233

COURTYARD BY MARRIOTT BEECHWOOD                                                                                     SPIN     113
                                                                                                                    OFF

TOTAL PROPERTIES CROSSROADS                                                                                                      129
TOTAL ROOMS CROSSROADS                                                                                                        16,411

TOTAL PROPERTIES                                                                                                                 175
TOTAL ROOMS                                                                                                                   32,369

                                     Annex V
                                     -------

                              Retained Liabilities
                              --------------------

         All liabilities and obligations of Patriot/Wyndham and its subsidiaries (other than Interstate and its subsidiaries, including without limitation, the LLC), except those set forth on Annex II.

                                    Annex VI
                                    --------

                  Employment and Employee Benefit Plan Matters
                  --------------------------------------------


         From and after the date of the distribution, Patriot/Wyndham, Interstate and LLC will cooperate, in good faith, with one another to transfer employees from their respective payrolls and employee benefit plans as of the dates on which Patriot/Wyndham or LLC cease or assume management of various hotels in order to avoid any legal or financial liabilities to any of such entities or their respective subsidiaries and affiliates arising out of such transfer or the timing thereof.

                                 Schedule 4.1.1
                                 --------------

                            Distribution Transactions
                            -------------------------


         A.    Patriot distributes shares of Newco Class A Common Stock to:

               1.   Paired Share holders

               2.   Series A Preferred Stock holders

         B. Patriot contributes shares of Newco Class A Common Stock and cash in lieu of fractional shares to REIT OP.

         C.    REIT OP makes the following distributions:

               1. 45,480 shares of Newco Class A Common Stock and $2.33 in lieu of fractional shares to holders of Class A Preferred Units (which are paired with Class B Preferred Units of Wyndham OP)

               2. 456,889 shares of Newco Class A Common Stock and $297.81 in lieu of fractional shares to holders of Common Units.

         D. Wyndham purchases from Patriot shares of Newco Class A Common Stock and distributes these shares to holders of Wyndham Series A and Series B Preferred Stock.

         E. Wyndham OP purchases from Patriot shares of Newco Class A Common Stock and distributes these shares to holders of Wyndham OP Series A and Series C Preferred Units.

         F. Patriot issues Paired Shares to the forward counterparties in exchange for shares of Newco Class A Common Stock.

         G. Newco purchases for $1 from Patriot 3,239,196 shares of Newco Class A Common Stock for cancellation.

                                Schedule 5.2.1(a)
                                -----------------

         The information contained under the following captions of the Information Statement/Prospectus and Form S-1 is subject to the indemnification provisions of Section 5.2.1 of the Agreement:

INFORMATION STATEMENT/PROSPECTUS COVER PAGE

QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF AND INTERSTATE MANAGEMENT - The information contained in the first seven questions and answers.

SUMMARY - The Spin-off; Reasons for the Spin-off.

THE SPIN-OFF - Background of the Spin-off; Distribution of Interstate Shares; Distribution Agreement*, Allocation of Shared Expenses*, Distribution Agent, Federal Income Tax Consequences of the Spin-off.



--------

* Liability to be shared between Patriot/Wyndham, on the one hand, and Interstate, on the other hand, on a 50/50 basis.

                                Schedule 5.2.1(b)
                                -----------------

                           Patriot/Wyndham Obligations
                           ---------------------------

                                                               INDEMNITY OBLIGATION OF
                                                              PATRIOT/WYNDHAM, INCLUDING
CONTINGENT LIABILITY            DESCRIPTION                        MAXIMUM LIABILITY
--------------------            -----------                        -----------------
Y2K Non-Compliance              Equity Inns DMR survey        Patriot to indemnify the LLC
(corporate office)              plus remedies                 for costs and expenses up to
                                                              an aggregate of $1,193,500
                                                              incurred in connection with
                                                              Y2K compliance required
                                                              under existing contracts or
                                                              leases with Equity Inns

Trezevant litigation            Reserve for uninsured         Patriot to indemnify the LLC
                                lawsuit pending on the        for costs and expenses up to
                                date of this Agreement        an aggregate of $500,000
                                                              incurred in connection with
                                                              the Trezevant litigation

General employment              Reserves for deductibles      Patriot to indemnify the LLC
lawsuits deductible             relating to employment-       up to an aggregate of
                                related lawsuits              $250,000 for amounts paid
                                                              for deductibles relating to
                                                              employment-related lawsuits
                                                              pending on the date of this
                                                              Agreement

Up to $750,000 for              Interstate Hotels, LLC        Patriot to cause the
unfunded loans relating         has committed to fund         non-managing member to
to the Marriott Grand           preopening costs in the       contribute to the LLC its
Hotel, Moscow, Russia           form of loans up to a         pro rata portion (up to
                                predetermined maximum         $412,500) if and to the
                                amount                        extent Interstate
                                                              contributes its pro rata
                                                              portion

Loan Forgiveness under          Certain employees have        Patriot to indemnify for any
Employment Agreements           options for up to 90 days     losses incurred by
                                following the                 Interstate as a result of
                                Distribution Date (the        forgiveness of employee
                                "Free Look Period") to        loans due to elections to
                                elect to leave Interstate.    leave Interstate during the
                                These employees are           Free Look Period, up to $1.5
                                entitled to forgiveness of    million
                                outstanding loans

                                 Schedule 5.2.2
                                 --------------

         The information set forth below is subject to the indemnification provisions of Section 5.2.2 of the Agreement:

         All information contained in the Information Statement/Prospectus and Form S-1 other than the information contained under the captions set forth on
Schedule 5.2.1(a); provided, that the information set forth under "THE SPIN-OFF--Distribution Agreement" and "--Allocation of Shared Expenses" shall be shared between Patriot/Wyndham, on the one hand, and Interstate, on the other hand, on a 50/50 basis.